As filed with the Securities and Exchange Commission on March 18, 1997

                                                  Registration No. (        )
=============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington , D.C. 20549
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                               ------------------

                           U.S. BANCORP AUTO TRUSTS
                   (Issuer with respect to the Securities)

                        U.S. BANCORP AUTO RECEIVABLES
                                 CORPORATION
                   (Sponsor of the Trusts described herein)
            (Exact name of Registrant as specified in its charter)
              Oregon                                        Not Yet Available
(State or other jurisdiction of incorporation or organization)
                                         (I.R.S. Employer Identification No.)
                            111 S.W. Fifth Avenue
                             Portland, OR  97204
                                (503) 731-1817
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               C. Marie Eckert
                                  Attorney
                  U.S. Bancorp Auto Receivables Corporation
                            111 S.W. Fifth Avenue
                              Portland, OR 97204
                                (503) 275-6182
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  Copies to:
Mary Ann Frantz, Esq.                                 Renwick D.  Martin, Esq.
Miler, Nash, Wiener, Hager & Carlsen LLP              Brown & Wood LLP
111 S.W. Fifth Avenue, 35th Floor                     One World Trade Center
Portland, Oregon 97204-3699                           New York, New York 10048
(503) 224-5858                                        (212) 839-5300

                                -----------------
    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / -----------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       CALCULATION OF REGISTRATION FEE


 Title of Securities  Amount to Be     Proposed Maximum        Proposed Maximum       Amount of
 to Be Registered     Registered       Offering Price Per Unit Aggregate Offering     Registration Fee
                                       (1)                     Price(1)

 Asset Backed            $1,000,000             100%                $1,000,000          $304
 Certificates

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
=============================================================================
                              INTRODUCTORY NOTE

    This Registration Statement contains a form of Prospectus relating to the offering of series of Asset Backed Certificates by various U.S. Bancorp Auto Trusts created from time to time by U.S. Bancorp Auto Receivables Corporation and a form of Prospectus Supplement relating to the offering by a U.S. Bancorp Auto Trust of the particular series of Asset Backed Certificates described therein. The form of Prospectus Supplement relates only to the securities described therein and is a form that may be used, among others, by U.S. Bancorp Auto Receivables Corporation to offer Asset Backed Certificates under this Registration Statement.



Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time a final Prospectus Supplement is delivered. This Prospectus Supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.


                         Subject to completion, dated _______________, 1997
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED            , 199__)

                            $(                   )

                      U.S. BANCORP AUTO TRUST 199 -(  )

                   ( %) ASSET BACKED CERTIFICATES, CLASS A
                   ( %) ASSET BACKED CERTIFICATES, CLASS B

              U.S. BANCORP AUTO RECEIVABLES CORPORATION, SELLER
               UNITED STATES NATIONAL BANK OF OREGON, SERVICER
                             ____________________

    The Asset Backed Certificates, Series 199_-_ (the "Certificates") will consist of two Classes of Certificates, the Class A Certificates and the Class B Certificates. The Class A Certificates will evidence in the aggregate an undivided ownership interest of approximately ___% in a trust (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement to be entered into among U.S. Bancorp Auto Receivables Corporation, as Seller (the "Seller"), United States National Bank of Oregon ("U.S. Bank"), as Servicer (the "Servicer"), and _____________________, as Trustee (the "Trustee"). The Class B Certificates will evidence in the aggregate an undivided ownership interest of approximately ___% in the Trust. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables are subordinated to the rights of the Class A Certificateholders, to the extent described herein. The Trust property will include a pool of motor vehicle retail installment sale contracts (the "Receivables"), all monies due thereunder on or after __________, security interests in the vehicles financed thereby and certain other property.

    Principal, and interest to the extent of the Pass-Through Rate of ___% per annum, will be distributed on the 15th day of each month (or the next following business day) beginning ________, 199_ (the "Distribution Date"). The Final Scheduled Distribution Date on the Certificates will be __________.

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN U.S. BANCORP AUTO RECEIVABLES CORPORATION, U.S. BANCORP, UNITED STATES NATIONAL BANK OF OREGON OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         			ORIGINAL
				PRINCIPAL	PRICE TO	UNDERWRITING	  THE PROCEEDS TO
				 AMOUNT		PUBLIC(1)	  DISCOUNT	  THE SELLER(1)(2)
Per Class A Certificate . . .	$			%		   %			%
Per Class B Certificate . . .	$			%		   %			%
    Total                    			$		$		  $

-----------


-----------
(1) Plus accrued interest, if any, from          , 199 .
(2) Before deducting expenses, estimated to be $              .

The Certificates are offered subject to prior sale and subject to the Underwriters' right to reject any order in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe
anonyme, and the Euroclear System on or about              , 199  .

                             ____________________

                                (UNDERWRITER)
                             ____________________

      The date of this Prospectus Supplement is                 , 199 .
                             ____________________

    The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to 10% or less of the initial aggregate principal balance of the Receivables purchased by the Trust.

    PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" HEREIN AND IN THE ACCOMPANYING PROSPECTUS.

    THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

    Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Certificates. Such transactions may include stabilizing and the purchase of Certificates to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.


                        REPORTS TO CERTIFICATEHOLDERS

    Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates. See "Description of the Certificates -- Book-Entry Registration" and "-- Reports to Certificateholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                               SUMMARY OF TERMS

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer  . . . . . . . . . . . . . .      U.S. Bancorp Auto Trust 199 -( )
                                         (the "Trust" or the "Issuer"), to
                                         be formed pursuant to a Pooling and
                                         Servicing Agreement to be dated as
                                         of __________, 199_ among the
                                         Seller, the Servicer and the
                                         Trustee (the "Pooling and Servicing
                                         Agreement")

  Seller  . . . . . . . . . . . . . .     U.S. Bancorp Auto Receivables
                                          Corporation (the "Seller").
  Servicer  . . . . . . . . . . . . .     United States National Bank of
                                          Oregon (in such capacity, the
                                          "Servicer").

  Trustee . . . . . . . . . . . . . .                             , as
                                          trustee under the Pooling and
                                          Servicing Agreement (the
                                          "Trustee").

  The Certificates  . . . . . . . . .     The Certificates will consist of
                                          two classes, entitled ___% Asset
                                          Backed Certificates, Class A (the
                                          "Class A Certificates") and ___%
                                          Asset Backed Certificates, Class B
                                          (the "Class B Certificates").  Each
                                          Certificate will represent a
                                          fractional undivided ownership
                                          interest in the Trust.

                                          The Class A Certificates will
                                          evidence in the aggregate an
                                          undivided ownership interest (the
                                          "Class A Percentage") of
                                          approximately ___% of the Trust
                                          (initially representing
                                          $__________) and the Class B
                                          Certificates will evidence in the
                                          aggregate an undivided ownership
                                          interest (the "Class B Percentage")
                                          of approximately ___% of the Trust
                                          (initially representing
                                          $__________).  The Class B
                                          Certificates are subordinated to
                                          the Class A Certificates, to the
                                          extent described herein.

  The Receivables . . . . . . . . . .     The Receivables will have an
                                          aggregate principal balance of
                                          approximately $             (the
                                          "Initial Pool Balance") as of
                                                  , 199  (the "Cutoff Date").
                                          The Receivables will consist of
                                          retail installment sale contracts
                                          between Obligors and Dealers.  The
                                          retail installment sale contracts
                                          were purchased by __________,
                                          __________ and __________ (the
                                          "Originators"), which are
                                          subsidiaries of U.S. Bancorp, a
                                          regional multi-bank holding company
                                          and the parent of the Seller.  The
                                          Receivables will be transferred by
                                          the Originators to the Seller for
                                          sale to the Trust, based on the
                                          criteria specified in the Pooling
                                          and Servicing Agreement and
                                          described herein and in the
                                          Prospectus.  As of the Cutoff Date,
                                          the weighted average annual
                                          percentage rate of the Receivables
                                          was approximately     %, the
                                          weighted average remaining maturity
                                          of the Receivables was
                                          approximately ____ months, and the
                                          weighted average original maturity
                                          of the Receivables was
                                          approximately _____ months.  No
                                          Receivable has a scheduled maturity
                                          later than ______________, 20__
                                          (the "Final Scheduled Maturity
                                          Date").  See "The Receivables Pool"
                                          herein.

                                          The "Pool Balance" at any time will
                                          represent the aggregate principal
                                          balance of the Receivables at the
                                          end of the preceding Collection
                                          Period, after giving effect to all
                                          payments (other than Payaheads)
                                          received from Obligors, Advances
                                          and Purchase Amounts to be remitted
                                          by the Servicer or the Seller, as
                                          the case may be, all for such
                                          Collection Period, and all losses
                                          realized on Receivables liquidated
                                          during such Collection Period.

  Distribution Dates  . . . . . . . .     Distributions with respect to the
                                          Certificates will be made on the
                                           day of each month or, if any such
                                          day is not a Business Day, on the
                                          next succeeding Business Day (each,
                                          a "Distribution Date") commencing
                                                  , 199 .  The Servicer shall
                                          determine the amount to be
                                          distributed on the Distribution
                                          Date on or before the __ Business
                                          Day preceding such Distribution
                                          Date (the "Determination Date").
                                          Distributions will be made to
                                          holders of the Certificates (the
                                          "Certificateholders") of record as
                                          of the day immediately preceding
                                          such Distribution Date or, if
                                          Definitive Certificates are issued,
                                          as of the ____ day of the preceding
                                          month (a "Record Date").

  Class A Pass Through Rate . . . . .     ___% per annum.

  Class B Pass Through Rate . . . . .     ___% per annum.

  Interest  . . . . . . . . . . . . .     On each Distribution Date, the
                                          Trustee will distribute to the
                                          Class A Certificateholders interest
                                          at the Class A Pass-Through Rate on
                                          the Class A Certificate Balance as
                                          of the last day of the preceding
                                          calendar month (before giving
                                          effect to distributions of
                                          principal on the related
                                          Distribution Date) generally to the
                                          extent of funds available from (i)
                                          the Class A Percentage of the
                                          Interest Distribution Amount; (ii)
                                          the Reserve Account and (iii) the
                                          Class B Percentage of the Total
                                          Distribution Amount.  The "Class A
                                          Certificate Balance" shall equal,
                                          initially, the Class A Percentage
                                          of the Pool Balance as of the
                                          Cutoff Date and thereafter shall
                                          equal the initial Class A
                                          Certificate Balance, reduced by all
                                          principal distributions on the
                                          Class A Certificates.  Interest on
                                          the Certificates will be calculated
                                          on the basis of a 360- day year
                                          consisting of twelve 30-day months.

  Class A Principal . . . . . . . . .     On each Distribution Date, the
                                          Trustee will distribute to Class A
                                          Certificateholders an amount equal
                                          to the Class A Percentage of the
                                          Principal Distribution Amount for
                                          the Collection Period preceding
                                          such Distribution Date to the
                                          extent of funds available therefor.
                                          The "Principal Distribution Amount"
                                          is the amount of principal paid or,
                                          in certain circumstances, the
                                          principal balance of defaulted
                                          Receivables, as calculated by the
                                          Servicer as described under
                                          "Description of the Certificates --
                                          Distributions."  The Class A
                                          Percentage of the Principal
                                          Distribution Amount will be passed
                                          through on each Distribution Date
                                          to the Class A Certificateholders
                                          to the extent of funds available
                                          from (i) the Class A Percentage of
                                          the Principal Distribution Amount
                                          (exclusive of the portion thereof
                                          attributable to Realized Losses),
                                          (ii) the Reserve Account and (iii)
                                          the Class B Percentage of the Total
                                          Distribution Amount.  "Realized
                                          Losses" means the excess of the
                                          principal balance of any Liquidated
                                          Receivable over Liquidation
                                          Proceeds to the extent allocable to
                                          principal received in the
                                          Collection Period in which the
                                          Receivable became a Liquidated
                                          Receivable.  A "Collection Period"
                                          with respect to a Distribution Date
                                          will be the calendar month
                                          preceding the month in which such
                                          Distribution Date occurs.

  Class B Interest  . . . . . . . . .     On each Distribution Date, the
                                          Trustee will distribute to the
                                          Class B Certificateholders interest
                                          at the Class B Pass Through Rate on
                                          the Class B Certificate Balance as
                                          of the last day of the preceding
                                          calendar month (before giving
                                          effect to distributions of
                                          principal on such Distribution
                                          Date) generally to the extent of
                                          funds available, after giving
                                          effect to the prior rights of the
                                          Class A Certificateholders to
                                          receive the distribution of
                                          principal and interest due them as
                                          described above, from (i) the Class
                                          B Percentage of the Interest
                                          Distribution Amount and (ii) the
                                          Reserve Account.  The "Class B
                                          Certificate Balance" will equal,
                                          initially, $______ and, thereafter,
                                          will equal the initial Class B
                                          Certificate Balance reduced by all
                                          amounts previously distributed to
                                          Class B Certificateholders (or
                                          deposited in the Reserve Account,
                                          exclusive of the Reserve Account
                                          Initial Deposit) and allocable to
                                          principal and by Realized Losses.

  Class B Principal . . . . . . . . .     On each Distribution Date, the
                                          Trustee will distribute the Class B
                                          Percentage of the Principal
                                          Distribution Amount to the Class B
                                          Certificateholders to the extent of
                                          funds available (after giving
                                          effect to the distribution of the
                                          interest and principal due to the
                                          Class A Certificateholders and the
                                          interest due to the Class B
                                          Certificateholders) from (i) the
                                          Class B Percentage of the Principal
                                          Distribution Amount (exclusive of
                                          the portion thereof attributable to
                                          Realized Losses) and (ii) the
                                          Reserve Account.

  Optional Prepayment . . . . . . . .     If the Servicer exercises its
                                          option to purchase the Receivables,
                                          which can occur after the Pool
                                          Balance declines to (10%) or less
                                          of the initial Pool Balance, the
                                          Class A Certificateholders will
                                          receive an amount equal to the
                                          Class A Certificate Balance
                                          together with accrued interest at
                                          the Class A Pass Through Rate, the
                                          Class B Certificateholders will
                                          receive an amount equal to the
                                          Class B Certificate Balance
                                          together with accrued interest at
                                          the Class B Pass Through Rate, and
                                          the Certificates will be retired.

  Reserve Account . . . . . . . . . .     The Reserve Account will be created
                                          with an initial deposit by the
                                          Seller on the Closing Date of cash
                                          or Eligible Investments having a
                                          value of at least $_______.
                                          Certain amounts in the Reserve
                                          Account on any Distribution Date
                                          (after giving effect to all
                                          distributions to be made on such
                                          Distribution Date) in excess of the
                                          Specified Reserve Account Balance
                                          for such Distribution Date will be
                                          released to the Seller.  The
                                          "Specified Reserve Account Balance"
                                          with respect to any Distribution
                                          Date generally will be equal to
                                          (state formula).  The amount in the
                                          Reserve Account will be increased
                                          by the deposit thereto on each
                                          Distribution Date of the amount, if
                                          any, of the Total Distribution
                                          Amount remaining after the payment
                                          of the Servicing Fee and any prior
                                          unpaid Servicing Fee, the Class A
                                          Distributable Amount and the Class
                                          B Distributable Amount until the
                                          amount in the Reserve Account
                                          equals the Specified Reserve
                                          Account Balance.  Amounts in the
                                          Reserve Account on any Distribution
                                          Date (after giving effect to all
                                          distributions made on such
                                          Distribution Date) in excess of the
                                          Specified Reserve Account Balance
                                          for such Distribution Date
                                          generally will be released to the
                                          Seller and will no longer be
                                          available to the
                                          Certificateholders.  The Reserve
                                          Account will be maintained with the
                                          Trustee as a segregated trust
                                          account, but will not be part of
                                          the Trust.

  Collection Account  . . . . . . . .     Except under certain conditions
                                          described herein, the Servicer will
                                          be required to remit collections
                                          received with respect to the
                                          Receivables within two Business
                                          Days of receipt thereof to one or
                                          more accounts in the name of the
                                          Trustee (the "Collection Account").
                                          Pursuant to the Pooling and
                                          Servicing Agreement, the Servicer
                                          will have the revocable power to
                                          instruct the Trustee to withdraw
                                          funds on deposit in the Collection
                                          Account and to apply such funds on
                                          each Distribution Date to the
                                          following (in the priority
                                          indicated):  (i) the Servicing Fee
                                          for the prior Collection Period and
                                          any overdue Servicing Fees to the
                                          Servicer, (ii) the Class A
                                          Distributable Amount to the Class A
                                          Certificateholders, (iii) the Class
                                          B Distributable Amount to the Class
                                          B Certificateholders, and (iv) the
                                          remaining balance, if any, to the
                                          Reserve Account.

  Tax Status  . . . . . . . . . . . .     In the opinion of Miller, Nash,
                                          Wiener, Hager & Carlsen LLP ("Tax
                                          Counsel") the Trust will be treated
                                          as a grantor trust for federal
                                          income tax purposes and will not be
                                          subject to federal income tax.
                                          Certificate Owners will report
                                          their pro rata share of all income
                                          earned on the Receivables (other
                                          than amounts, if any, treated as
                                          "stripped coupons") and, subject to
                                          certain limitations in the case of
                                          Certificate Owners who are
                                          individuals, trusts, or estates,
                                          may deduct their pro rata share of
                                          reasonable servicing and other
                                          fees.  See "Certain Federal Income
                                          Tax Consequences" in the Prospectus
                                          for additional information
                                          concerning the application of
                                          federal income tax laws to the
                                          Trust and the Certificates.

  ERISA Considerations  . . . . . . .     Subject to the considerations
                                          discussed under "ERISA
                                          Considerations" herein and in the
                                          Prospectus, the Class A
                                          Certificates are eligible for
                                          purchase by employee benefit plans.

                                          The Class B Certificates may not be
                                          acquired by any employee benefit
                                          plan subject to the Employee
                                          Retirement Income Security Act of
                                          1974, as amended ("ERISA"), or
                                          Section 4975 of the Internal
                                          Revenue Code of 1986, as amended
                                          (the "Code"), or by an individual
                                          retirement account.  See "ERISA
                                          Considerations" herein and in the
                                          Prospectus.
  Ratings of the Class A
  Certificates  . . . . . . . . . . .     It is a condition to the issuance
                                          of the Class A Certificates that
                                          they be rated "   " by (at least)
                                          two nationally recognized rating
                                          agencies.  There can be no
                                          assurance that a rating will not be
                                          lowered or withdrawn by a rating
                                          agency if circumstances so warrant.

  Ratings of the Class B
  Certificates  . . . . . . . . . . .     It is a condition to the issuance
                                          of the Class B Certificates that
                                          they be rated at least in the "   "
                                          category or its equivalent by (at
                                          least) two nationally recognized
                                          rating agencies.  There can be no
                                          assurance that a rating will not be
                                          lowered or withdrawn by a rating
                                          agency if circumstances so warrant.

                            SPECIAL CONSIDERATIONS

    LIMITED LIQUIDITY. There is currently no secondary market for the Certificates offered hereby. Each Underwriter currently intends to make a market in the Certificates offered hereby, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Certificates offered hereby.

    GEOGRAPHIC CONCENTRATION. Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. Obligors on Receivables representing approximately _____% by principal balance of the Receivables were located in Washington, Oregon, Idaho, Utah, Nevada and California, respectively, as of the Cutoff Date. As a result, economic conditions in such states may have a disproportionate impact on the Trust. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Vehicles. See "The Receivables Pool."

    SUBORDINATION; LIMITED ASSETS. Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Consequently, the Class B Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Class A Certificates due on such Distribution Date has been deposited in the Certificate Distribution Account.

    The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Certificates.

    RATINGS OF THE CERTIFICATES. It is a condition to the issuance of the Certificates that the Class A Certificates be rated in the highest investment rating category, and that the Class B Certificates be rated at least in the " " category or its equivalent, by (at least) two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


                                  THE TRUST
GENERAL

    The Seller will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses". To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or amend the certificates of title of the Financed Vehicles. In the absence of amendments to the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

    If the protection provided to the Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the motor vehicles securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "Description of the Certificates -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

    Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes retail installment sale contracts between Dealers and Obligors, and all payments due thereunder on or after the related Cutoff Date with respect to the Precomputed Receivables and all payments received thereunder on or after the related Cutoff Date with respect to the Simple Interest Receivables. The Trust property also includes (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Pooling and Servicing Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Seller in any proceeds with respect to the Receivables from recourse, if any, to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the Trustee; and (vi) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

                             THE RECEIVABLES POOL

    The pool of Receivables (the "Receivables Pool") will include only the Receivables purchased on the Closing Date. The Receivables will be purchased by the Seller from the Originators, which purchased the Receivables, directly or indirectly, from Dealers in the ordinary course of business or in acquisitions. The Receivables were selected from the Seller's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cutoff Date, each Receivable (i) had an
outstanding gross balance of at least $       and (ii) was not more than 30
days past due (an account is not considered past due if the amount past due
is less than    % of the scheduled monthly payment).  As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of an Originator as being the subject of a bankruptcy proceeding. No selection procedures believed by the Seller to be adverse to Certificateholders were used in selecting the Receivables.

    Set forth in the following tables is information concerning the composition, distribution by annual percentage rate ("APR") and the geographic distribution of the Receivables Pool as of the Cutoff Date.


                       U.S. BANCORP AUTO TRUST 199 -( )

                     COMPOSITION OF THE RECEIVABLES POOL



     Weighted                                                            Weighted              Weighted
     Average                Aggregate                                     Average              Average               Average
      APR of                Principal               Number of            Remaining             Original             Principal
   Receivables               Balance               Receivables             Term                  Term                Balance
--------------            ------------             ------------          -----------           ----------           ----------

         _____%           $________________          __________          _____ months         _____ months           $__________


                      U.S. BANCORP AUTO TRUST 199 - ( )
                 DISTRIBUTION BY APR OF THE RECEIVABLES POOL


                                                                                                               Percent of
                                                                                                               Aggregate
                                                       Number of                 Aggregate                      Principal
APR Range                                             Receivables            Principal Balance                 Balance(1)
---------					      -----------            -----------------              ---------------
 0.00% -  5.00% . . . . . . . . . . . . . . . .                       $                                                     %
 5.01% -  6.00% . . . . . . . . . . . . . . . .
 6.01% -  7.00% . . . . . . . . . . . . . . . .
 7.01% -  8.00% . . . . . . . . . . . . . . . .
 8.01% -  9.00% . . . . . . . . . . . . . . . .
 9.01% - 10.00% . . . . . . . . . . . . . . . .
10.01% - 11.00% . . . . . . . . . . . . . . . .
11.01% - 12.00% . . . . . . . . . . . . . . . .
12.01% - 13.00% . . . . . . . . . . . . . . . .
13.01% - 14.00% . . . . . . . . . . . . . . . .
14.01% - 15.00% . . . . . . . . . . . . . . . .
15.01% - 16.00% . . . . . . . . . . . . . . . .
16.01% - 17.00% . . . . . . . . . . . . . . . .
17.01% - 18.00% . . . . . . . . . . . . . . . .
Greater than 18.00% . . . . . . . . . . . . . .                              ------------------             -----------------

_______________
(1) Percentages may not add to 100.0% because of rounding.

                       U.S. BANCORP AUTO TRUST 199 -( )
               GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL



		STATE(2)                              PRINCIPAL BALANCE(1)
		--------			      --------------------
		California  . . . . . . . . . . .                        %
		Idaho
		Nevada
		Oregon  . . . . . . . . . . . . .
		Utah
		Washington  . . . . . . . . . . .
		Other . . . . . . . . . . . . . .
								__________
									 %

_______________
(1) Percentages may not add to 100.0% because of rounding.
(2) Based on physical addresses of the Obligors as of the Cutoff Date.

    Approximately     % of the aggregate principal balance of the
Receivables, constituting      % of the number of the Receivables, represent
previously titled vehicles.

    By aggregate principal balance, approximately    % of the receivables
are Precomputed Receivables and     % of the Receivables are Simple Interest
Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables and Simple Interest Receivables.

                 DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    Set forth below is certain information concerning the experience of the following Originators pertaining to retail new and used automobile and light duty truck receivables, including those previously sold which the Servicer continues to service. All of the following Originators will sell Receivables to the Seller which will thereafter be sold by the Seller to the Trust:

             (U.S. Bank of California
             U.S. Bank of Idaho
             U.S. Bank of Nevada
             United States National Bank of Oregon
             U.S. Bank of Washington, National Association
             U.S. Bank of Utah)

There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

                          DELINQUENCY EXPERIENCE(1)

                                            AT          ,                                        AT DECEMBER 31,
                                   199                        199                       199                        199
				   ----			      ----		        ---                        ----

                           NUMBER OF                 NUMBER OF                  NUMBER OF                  NUMBER
                           CONTRACTS      AMOUNT     CONTRACTS      AMOUNT      CONTRACTS      AMOUNT      CONTRACTS      AMOUNT
			   ---------	  ------     ---------      -------     ---------      -------     ----------     -------

Portfolio . . . . . . .                          $                          $                          $                         $
Period of Delinquency
  31-60 Days  . . . . .
  61 Days or More . . .    ---------	  ------     ----------	    ------	----------    ---------    ---------	  -------
Total Delinquencies . .                   $                         $                          $                           $
Total Delinquencies
  as a Percent of the
  Portfolio . . . . . .               %          %             %          %               %           %             %            %


                                                                         AT DECEMBER 31,
                                             199                              199                             199
					     ---			      ---                             ---

                                   NUMBER OF                        NUMBER OF                         NUMBER OF
                                   CONTRACTS         AMOUNT         CONTRACTS          AMOUNT         CONTRACTS         AMOUNT
				  -----------	     ------	    ---------	       ------         ----------        ------
                                                                      (DOLLARS IN MILLIONS)
Portfolio . . . . . . . . . .                              $                                 $                                $
Period of Delinquency
  31-60 Days  . . . . . . . .
  61 Days or More . . . . . .	   ----------	     ------	    ----------	       -------       ------------       -------
Total Delinquencies . . . . .
Total Delinquencies
  as a Percent of the
  Portfolio . . . . . . . . .                %             %                  %              %                  %              %

    _______________
    (1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sale contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts which the Servicer continues to service.

                    CREDIT LOSS/REPOSSESSION EXPERIENCE(1)


                                                  ------------- ENDED
                                                                                             YEAR ENDED DECEMBER 31,
                                                         ------------           -------------------------------------------------

                                                     199         199            199        199         199        199         199
						     ---         ---            ---        ---         ---        ---         ---
                                                                             (DOLLARS IN MILLIONS)
Average Amount Outstanding
  During the Period . . . . . . . . . . . .             $           $              $          $           $          $          $
Average Number of Contracts
  Outstanding During the Period . . . . . .
Percent of Contracts Acquired During the
  Period with Recourse to the Dealer  . . .             %           %               %          %           %          %           %
Repossessions as a Percent of Average
  Number of Contracts Outstanding . . . . .             %           %               %          %           %          %           %
Net Losses as a Percent of
  Liquidations(3)(4)  . . . . . . . . . . .             %           %               %          %           %          %           %
Net Losses as a Percent of Average
  Amount Outstanding(2)(3)  . . . . . . . .             %           %               %          %           %          %           %

   ____________________
   (1) (Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes previously sold contracts that the Servicer continues to service.)

   (2) Percentages have been annualized for the _____ months ended ____________, 199 and 199 and are not necessarily indicative of the experience for the year.

   (3) (Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.)

   (4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.

    The net loss figures above reflect the fact that Originators had recourse to Dealers on a portion of their retail installment sale contracts.
By aggregate principal balance, approximately      % of the Receivables
represent contracts with recourse to Dealers. The Originators apply underwriting standards to the purchase of contracts without regard to whether recourse to Dealers is provided. However, the net loss experience of contracts without recourse against Dealers is higher than that of contracts with recourse against Dealers because, under its recourse obligation, the Dealer is responsible to the Originator for payment of the unpaid balance of the contract, provided that the Originator repossesses the vehicle from the retail buyer and returns it to the Dealer within a specified time. In the event of a Dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the Dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.

                  THE SELLER, THE SERVICER AND U.S. BANCORP

    Information regarding the Seller is set forth under "The Seller" in the Prospectus and information regarding the Servicer is set forth under "The Servicer" in the Prospectus. U.S. Bancorp is a regional multi-bank holding company incorporated under the laws of the State of Oregon and registered under the Bank Holding Company Act of 1956, as amended. U.S. Bancorp owns subsidiaries, including the Originators, the Seller and the Servicer, engaged in banking and a variety of related businesses. U.S. Bancorp will have no obligations or responsibilities relating to payments on the Certificates or Receivables.

                  WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

    Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Certificates" in the Prospectus. As the rate of payment of principal of the Certificates depends primarily on the rate of payment (including prepayments on liquidations due to default) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than their final scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yields on their respective Certificates.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the terms of the Pooling and Servicing Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Pooling and Servicing Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Pooling and Servicing Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Pooling and Servicing Agreement set forth in the Prospectus, to which description reference is hereby made.

    In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Percentage of the Principal Distribution Amount plus interest at the Class A Pass Through Rate on the Class A Certificate Balance. Subject to the prior rights of the Class A Certificateholders, it is intended that the Class B Certificateholders receive, on each Distribution Date, the Class B Percentage of the Principal Distribution Amount plus interest at the Class B Pass Through Rate on the Class B Certificate Balance.

    The Certificates will evidence interests in the Trust created pursuant to the Pooling and Servicing Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A
Percentage") of approximately   % of the Trust and the Class B Certificates
will evidence in the aggregate an undivided ownership interest (the "Class B
Percentage") of approximately   % of the Trust.

OPTIONAL PREPAYMENT

    If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to (10%) or less of the Initial Pool Balance, the Class A Certificateholders will receive an amount in respect of the Class A Certificates equal to the outstanding Class A Certificate Balance together with accrued interest at the Class A Pass Through Rate, and the Class B Certificateholders will receive an amount in respect of the Class B Certificates equal to the outstanding Class B Certificate Balance together with accrued interest at the Class B Pass Through Rate, which distributions shall effect early retirement of the Certificates. See "Description of the Pooling and Servicing Agreement -- Termination" in the Prospectus.

SALE AND ASSIGNMENT OF RECEIVABLES

    Certain information regarding the conveyance of the Receivables by the Seller to the Trust on the Closing Date pursuant to the Pooling and Servicing Agreement is set forth in the Prospectus under "Description of the Pooling and Servicing Agreement -- Sale and Assignment of Receivables".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be (1.00%) per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" in the Prospectus.
DISTRIBUTIONS

    DEPOSITS TO COLLECTION ACCOUNT. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable.

    The "Interest Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (including Payaheads that have been applied as payments on the related Receivables in that Collection Period) allocable to interest; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Advances made by the Servicer of interest due on the Receivables; (iv) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date.

    The "Principal Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract; and (vi) on the Distribution Date immediately following the Final Scheduled Maturity Date (the "Final Scheduled Distribution Date"), any amounts advanced by the Servicer with respect to principal on the Receivables. The Regular Principal Distribution Amount shall be determined on the related Determination Date.

    The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude the following:

        (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance;

        (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

        (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

        (iv) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof); and

        (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances.

    CALCULATION OF DISTRIBUTABLE AMOUNTS.  The "Class A Distributable
Amount" with respect to a Distribution Date will be an amount equal to the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "Class A Interest Distributable Amount", consisting of thirty (30) days' interest at the Class A Pass Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will include the lesser of (A) the Class A Percentage of any payments of principal due and remaining unpaid on each Receivable in the Trust as of the last day of the preceding Collection Period and (B) the portion of such amount necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

    The "Class A Certificate Balance" will equal, initially, $ ______ and, thereafter, shall equal the initial Class A Certificate Balance reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal.

    The "Class B Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distribution Amount plus (ii) the "Class B Interest Distributable Amount", consisting of thirty (30) days' interest at the Class B Pass Through Rate on the Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to the Class B Certificateholders will include the lesser of (i) the Class B Percentage of any payments of principal due and remaining unpaid with respect to the Receivables in the Trust as of the last day of the preceding Collection Period and (ii) the portion of the amount in clause (i) above that is necessary (after giving effect to all other amounts distributed to Class A and Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

    The "Class B Certificate Balance" shall equal, initially, $__________ and, thereafter, shall equal the initial Class B Certificate Balance, reduced by all amounts previously distributed to Class B Certificateholders (or deposited in the Reserve Account, but not including the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses.

    CALCULATION OF AMOUNTS TO BE DISTRIBUTED. Prior to each Distribution Date, the Servicer will calculate the Total Distribution Amount, the Class A Distributable Amount and the Class B Distributable Amount.

    The holders of the Class A Certificates will receive on any Distribution Date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall (each as defined below) as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class A Interest Carryover Shortfall at the Class A
Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date, the Class A Certificateholders shall be entitled generally to receive such amounts, first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from the amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). The "Class A Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Interest Distributable Amount for such Distribution Date, plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

    On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) on such Distribution Date, the Class A Certificateholders shall be entitled to receive such amounts first, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount. The "Class A Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

    The holders of the Class B Certificates will receive on any Distribution Date, to the extent of available funds, the Class B Distributable Amount and any outstanding Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall (each as defined below) as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class B Interest Carryover Shortfall at the Class B Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class B Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled generally to receive such amounts, first, from the Class A Percentage of the Interest Distribution Amount that is not otherwise required to be distributed to the Class A Certificateholders as described above and, second, from the amount, if any, available in the Reserve Account (after giving effect to any withdrawals therefrom for distribution to the Class A Certificateholders on such Distribution Date). The "Class B Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Interest Distributable Amount for such Distribution Date, plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Distribution Date.

    On each Distribution Date on which the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class B Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled to receive such amounts, first, from the Interest Distribution Amount that is not otherwise required to be distributed to the Class A or Class B Certificateholders as described above and, second, from amounts available in the Reserve Account (after giving effect to any withdrawals therefrom on such Distribution Date for distribution to the Class A Certificateholders and for distribution of interest to the Class B Certificateholders). The "Class B Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of Class B Certificates actually received on such current Distribution Date.

SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE ACCOUNT

    The rights of the Class B Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as described herein and provided in the Pooling and Servicing Agreement. The protection afforded to the Class A Certificateholders through subordination will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Seller of the Reserve Account Initial Deposit and will be augmented by deposit therein on each Distribution Date of the amount, if any, remaining from the Total Distribution Amount after the distributions due to the Certificateholders have been made until the amount in the Reserve Account reaches the Specified Reserve Account Balance for such Distribution Date.

    The Reserve Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee. On each Distribution Date, (i) if the amounts on deposit in the Reserve Account are less than the Specified Reserve Account Balance for such Distribution Date, the Trustee will, after payment of any amounts required to be distributed to Certificateholders and the payment of the Servicing Fee due with respect to the related Collection Period (including any unpaid Servicing Fees with respect to prior Collection Periods) withdraw from the Collection Account and deposit in the Reserve Account the amount, if any, remaining in the Collection Account that would otherwise be distributed to the Seller, or such lesser portion thereof as is sufficient to restore the amount in the Reserve Account to such Specified Reserve Account Balance for such Distribution Date, and (ii) if the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Trustee will release and distribute any such excess to the Seller. Upon any such distribution to the Seller, the Certificateholders will have no rights in, or claims to, such amounts.

    Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Class A Certificates and holders of the Class B Certificates. Funds in the Reserve Account shall be invested as provided in the Pooling and Servicing Agreement in Eligible Investments. The Seller will be entitled to receive all investment earnings on amounts in the Reserve Account. Investment income on amounts in the Reserve Account will not be available for distribution to the Certificateholders or otherwise subject to any claims or rights of the Certificateholders.

    The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the Closing Date will be affected by the delinquency, credit loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

    The subordination of the Class B Certificates and the Reserve Account described above are intended to enhance the likelihood of receipt by Class A Certificateholders of the full amount of principal and interest on the Class A Certificates due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted and shortfalls could result.

    If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account and the Class B Percentage of the Total Distribution Amount and applied to such deficiency, as described above), the holders of the Class B Certificates generally will not receive any portion of the Total Distribution Amount. While the Class B Certificateholders are entitled to receive amounts from the Reserve Account as described above, such entitlement is subordinated to the rights of the Class A Certificateholders to receive amounts from the Reserve Account as described above. If the Reserve Account becomes depleted, the Class B Certificateholders may experience shortfalls in the distributions due them and incur a loss on their investment.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Miller, Nash, Wiener, Hager & Carlsen LLP, the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. For additional information regarding federal income tax consequences, see "Certain Federal Income Tax
Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

THE CLASS A CERTIFICATES

    Subject to the considerations set forth under "ERISA Considerations -- Senior Certificates" in the Prospectus, the Class A Certificates may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

    The Class A Certificates may not be purchased with the assets of a Plan if the Seller, the Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

THE CLASS B CERTIFICATES

    The Class B Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Class B Certificates. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Life Ins. Co. v.
                               -----------------------------
Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993).  In
-------------------------------------------------
John Hancock, the Supreme Court ruled that assets held in an insurance
------------
company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Class B Certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995). For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                 UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Certificates.

    The Seller has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not
in excess of    % per Class A Certificate and    % per Class B Certificate.
The Underwriter may allow and such dealers may reallow a concession not in
excess of    % per Class A Certificate and        % per Class B Certificate
to certain other dealers. After the initial public offering of the Certificates, the public offering prices and such concessions may be changed.

    Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

    If the Underwriter creates a short position in the Certificates in connection with the offering, i.e., if it sells more Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Certificates in the open market.

    In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Seller nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Seller nor any Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

    Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                LEGAL OPINIONS

    Certain legal matters relating to the Certificates and certain federal income tax matters will be passed upon for the Seller by Miller, Nash, Wiener, Hager & Carlsen LLP. Certain legal matters relating to the Certificates will be passed upon for the Underwriter by Brown & Wood LLP, New York, New York.


                                INDEX OF TERMS

APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Cedel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Certificate Owners  . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Class A Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A Distributable Amount  . . . . . . . . . . . . . . . . . . . . . .  S-
Class A Interest Carryover Shortfall  . . . . . . . . . . . . . . . . . .  S-
Class A Interest Distributable Amount . . . . . . . . . . . . . . . . . .  S-
Class A Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class A Principal Carryover Shortfall . . . . . . . . . . . . . . . . . .  S-
Class A Principal Distributable Amount  . . . . . . . . . . . . . . . . .  S-
Class B Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class B Distributable Amount  . . . . . . . . . . . . . . . . . . . . . .  S-
Class B Interest Carryover Shortfall  . . . . . . . . . . . . . . . . . .  S-
Class B Interest Distributable Amount . . . . . . . . . . . . . . . . . .  S-
Class B Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Class B Principal Carryover Shortfall . . . . . . . . . . . . . . . . . .  S-
Class B Principal Distributable Amount  . . . . . . . . . . . . . . . . .  S-
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Final Scheduled Distribution Date . . . . . . . . . . . . . . . . . . .    S-
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . .    S-
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . . .    S-
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Liquidated Receivable . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Pass Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . .  S-
Principal Distribution Amount . . . . . . . . . . . . . . . . . . . . . .  S-
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Realized Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Specified Reserve Account Balance . . . . . . . . . . . . . . . . . . .    S-
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Total Distribution Amount . . . . . . . . . . . . . . . . . . . . . . .    S-
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  S-

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.

                             ___________________

                              TABLE OF CONTENTS


                                                                         PAGE
									 ---

PROSPECTUS SUPPLEMENT
Reports to Certificateholders . . . . . . . . . . . . . . . . . . . . . . . .
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Special Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Weighted Average Life of the Certificates . . . . . . . . . . . . . . . . . .
Description of the Certificates . . . . . . . . . . . . . . . . . . . . . . .
Description of the Pooling and Servicing  . . . . . . . . . . . . . . . . . .
 Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . .
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

PROSPECTUS
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Incorporation of Certain Documents by
 Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Special Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Receivables Pools . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Weighted Average Life of the Certificates . . . . . . . . . . . . . . . . . .
Pool Factors and Trading Information  . . . . . . . . . . . . . . . . . . . .
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Description of the Certificates . . . . . . . . . . . . . . . . . . . . . . .
Description of the Pooling and Servicing Agreement  . . . . . . . . . . . . .
Certain Legal Aspects of the Receivables  . . . . . . . . . . . . . . . . . .
Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . .
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITER(S) AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                       $(                            )

                      U.S. BANCORP AUTO TRUST 199_ -( )
                                      $
                   ____% ASSET BACKED CERTIFICATES, CLASS A

                                      $
                   ____% ASSET BACKED CERTIFICATES, CLASS B

                   U.S BANCORP AUTO RECEIVABLES CORPORATION
                                   SELLER
                             ____________________

                            PROSPECTUS SUPPLEMENT
                             ____________________

                                (UNDERWRITER)
                             ____________________


                           DATED             , 199
                             ____________________
                             ____________________





PROSPECTUS

                           U.S. BANCORP AUTO TRUSTS
                          ASSET BACKED CERTIFICATES
                            ---------------------
                  U.S. BANCORP AUTO RECEIVABLES CORPORATION
                                    Seller
                            ---------------------
                    UNITED STATES NATIONAL BANK OF OREGON
                                   Servicer
                             --------------------

    The Asset Backed Certificates (the "Certificates") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Certificates will be issued by a trust to be formed with respect to such series (each, a "Trust") pursuant to a Pooling and Servicing Agreement to be entered into among U.S. Bancorp Auto Receivables Corporation (the "Seller"), United States National Bank of Oregon ("U.S. Bank"), as servicer (the "Servicer") and the Trustee specified in the related Prospectus Supplement (the "Trustee"). The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of motor vehicle retail installment sale contracts secured by new or used automobiles and light duty trucks (the "Receivables"), certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Trustee, which will be used to purchase additional motor vehicle retail installment sale contracts (the "Subsequent Receivables") from the Seller from time to time during the Funding Period specified in the related Prospectus Supplement.

    Except as otherwise provided in the related Prospectus Supplement, each class of Certificates of any series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Certificates, the rights of one or more classes of Certificates to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. The rate of payment in respect of distributions in respect of the Certificate Balance of the Certificates of any class will depend on the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Certificates in the manner described herein and in the related Prospectus Supplement.

    PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "SPECIAL CONSIDERATIONS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

    EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, U.S. BANCORP, UNITED STATES NATIONAL BANK OF OREGON, U.S. BANCORP AUTO RECEIVABLES CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE CERTIFICATES OR THE RECEIVABLES ARE GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY OTHER GOVERNMENT AGENCY OR INSTRUMENTALITY.


                           ------------------------

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
              OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.

  Retain this Prospectus for future reference.  This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a
                           Prospectus Supplement.
                           ------------------------

             The date of this Prospectus is ____________, 199__.

                            AVAILABLE INFORMATION

    The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including U.S. Bancorp Auto Receivables Corporation, that file electronically with the Commission.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by the Seller, as originator of the Trust referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered by such Trust shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Seller will provide without charge to each person, including any beneficial owner of the Certificates, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, U.S. Bancorp Auto Receivables Corporation, 111 S.W. Fifth Avenue, Second Floor, Portland, Oregon 97204 (telephone (503) 731-1817).

                               SUMMARY OF TERMS

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Certificates of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Certificates. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

  Issuer  . . . . . . . . . . . . . .     With respect to each series of
                                          Certificates, the trust (referred
                                          to herein as the "Trust" or the
                                          "Issuer") to be formed pursuant to
                                          a Pooling and Servicing Agreement
                                          (as amended and supplemented from
                                          time to time, the "Pooling and
                                          Servicing Agreement") among the
                                          Trustee, U.S. Bancorp Auto
                                          Receivables Corporation, as Seller,
                                          and United States National Bank of
                                          Oregon ("U.S. Bank"), as Servicer.

  Seller  . . . . . . . . . . . . . .     U.S. Bancorp Auto Receivables
                                          Corporation (the "Seller").

  Servicer  . . . . . . . . . . . . .     U.S. Bank (the "Servicer").

  Trustee . . . . . . . . . . . . . .     With respect to each series of
                                          Certificates, the Trustee specified
                                          in the related Prospectus
                                          Supplement.

  The Certificates  . . . . . . . . .     A series will include one or more
                                          classes of Certificates.  The
                                          related Prospectus Supplement will
                                          specify which class or classes, if
                                          any, of the Certificates are being
                                          offered thereby.

                                          Unless otherwise specified in the
                                          related Prospectus Supplement,
                                          Certificates will be available for
                                          purchase in a minimum denomination
                                          of $1,000 and in integral multiples
                                          thereof and will be available in
                                          book-entry form only.  Unless
                                          otherwise specified in the related
                                          Prospectus Supplement,
                                          Certificateholders will be able to
                                          receive Definitive Certificates
                                          only in the limited circumstances
                                          described herein or in the related
                                          Prospectus Supplement.  See
                                          "Description of the Certificates --
                                          Definitive Certificates".

                                          Unless otherwise specified in the
                                          related Prospectus Supplement, each
                                          class of Certificates will have a
                                          stated Certificate Balance
                                          specified in the related Prospectus
                                          Supplement (the "Certificate
                                          Balance") and will accrue interest
                                          on such Certificate Balance at a
                                          specified rate (with respect to
                                          each class of Certificates, the
                                          "Pass Through Rate").  Each class
                                          of Certificates may have a
                                          different Pass Through Rate, which
                                          may be a fixed, variable or
                                          adjustable Pass Through Rate, or
                                          any combination of the foregoing.
                                          The related Prospectus Supplement
                                          will specify the Pass Through Rate
                                          for each class of Certificates or
                                          the method for determining the Pass
                                          Through Rate.

                                          With respect to a series that
                                          includes two or more classes of
                                          Certificates, each class may differ
                                          as to timing and priority of
                                          distributions, seniority,
                                          allocations of losses, Pass Through
                                          Rate or amount of distributions in
                                          respect of principal or interest,
                                          or distributions in respect of
                                          principal or interest in respect of
                                          any such class or classes may or
                                          may not be made upon the occurrence
                                          of specified events or on the basis
                                          of collections from designated
                                          portions of the Receivables Pool.
                                          In addition, a series may include
                                          one or more classes of Certificates
                                          ("Strip Certificates") entitled to
                                          (i) distributions in respect of
                                          principal with disproportionate,
                                          nominal or no interest
                                          distributions or (ii) interest
                                          distributions with
                                          disproportionate, nominal or no
                                          distributions in respect of
                                          principal.

                                          If a series of securities includes
                                          two or more classes of
                                          Certificates, distributions in
                                          respect of one or more classes of
                                          Certificates may be subordinated in
                                          priority of payment to payments on
                                          one or more other classes of
                                          Certificates to the extent
                                          specified in the related Prospectus
                                          Supplement.

                                          If the Servicer exercises its
                                          option to purchase the Receivables
                                          of a Trust (or, if not, and if and
                                          to the extent provided in the
                                          related Prospectus Supplement,
                                          satisfactory bids for the purchase
                                          of such Receivables are received),
                                          in the manner and on the respective
                                          terms and conditions described
                                          under "Description of the Pooling
                                          and Servicing Agreement --
                                          Termination", Certificateholders
                                          will receive as a prepayment an
                                          amount in respect of the
                                          Certificates as specified in the
                                          related Prospectus Supplement.  In
                                          addition, if the related Prospectus
                                          Supplement provides that the
                                          property of a Trust will include a
                                          Pre-Funding Account,
                                          Certificateholders may receive a
                                          partial prepayment of principal on
                                          or immediately following the end of
                                          the Funding Period in an amount and
                                          manner specified in the related
                                          Prospectus Supplement.  In the
                                          event of such partial prepayment,
                                          the Certificateholders may be
                                          entitled to receive a prepayment,
                                          in the amount and to the extent
                                          provided in the related Prospectus
                                          Supplement.

  The Trust Property  . . . . . . . .     The property of each Trust will
                                          include a pool of motor vehicle
                                          retail installment sale contracts
                                          secured by new or used automobiles
                                          or light duty trucks (the
                                          "Receivables"), including rights to
                                          receive certain payments made with
                                          respect to such Receivables,
                                          security interests in the vehicles
                                          financed thereby (the "Financed
                                          Vehicles"), certain accounts and
                                          the proceeds thereof and any
                                          proceeds from claims on certain
                                          related insurance policies.  On the
                                          Closing Date specified in the
                                          related Prospectus Supplement with
                                          respect to a Trust, the Seller
                                          will, if so specified in such
                                          Prospectus Supplement, sell or
                                          transfer Receivables (the "Initial
                                          Receivables") having an aggregate
                                          principal balance specified in the
                                          related Prospectus Supplement as of
                                          the dates specified therein (the
                                          "Initial Cutoff Date") to such
                                          Trust pursuant to the related
                                          Pooling and Servicing Agreement
                                          among the Seller, the Servicer and
                                          the Trustee.  A Prospectus
                                          Supplement may specify that not all
                                          of the Receivables will be sold to
                                          the Trust on the Closing Date and
                                          that some Receivables will be sold
                                          to the Trust during the Funding
                                          Period (which may include the
                                          Closing Date) as described below.
                                          The property of each Trust will
                                          also include amounts on deposit in
                                          certain trust accounts, including
                                          the related Collection Account, any
                                          Pre-Funding Account and any other
                                          account identified in the
                                          applicable Prospectus Supplement.

                                          To the extent provided in the
                                          related Prospectus Supplement, the
                                          Seller will be obligated (subject
                                          only to the availability thereof)
                                          to sell, and the related Trust will
                                          be obligated to purchase (subject
                                          to the satisfaction of certain
                                          conditions described in the
                                          applicable Pooling and Servicing
                                          Agreement), additional Receivables
                                          (the "Subsequent Receivables") from
                                          time to time (as frequently as
                                          daily) during the Funding Period
                                          specified in the related Prospectus
                                          Supplement having an aggregate
                                          principal balance approximately
                                          equal to the amount on deposit in
                                          the Pre-Funding Account (the
                                          "Pre-Funded Amount") on such
                                          Closing Date.

                                          The Receivables arise or will arise
                                          from loans originated by motor
                                          vehicle dealers (the "Dealers") and
                                          purchased by subsidiaries or
                                          affiliates of U.S. Bancorp (the
                                          "Originators") pursuant to
                                          agreements with the Dealers.  The
                                          Receivables will be sold to the
                                          Seller and will be selected from
                                          the contracts owned by the
                                          Originators based on the criteria
                                          specified in the Pooling and
                                          Servicing Agreement and described
                                          herein and in the related
                                          Prospectus Supplement.

  Credit and Cash Flow Enhancement  .     If and to the extent specified in
                                          the related Prospectus Supplement,
                                          credit and cash flow enhancement
                                          with respect to a Trust or any
                                          class or classes of Certificates
                                          may include any one or more of the
                                          following:  subordination of one or
                                          more other classes of Certificates,
                                          a Reserve Account, over-
                                          collateralization, letters of
                                          credit, credit or liquidity
                                          facilities, surety bonds,
                                          guaranteed investment contracts,
                                          swaps or other interest rate
                                          protection agreements, repurchase
                                          obligations, yield supplement
                                          agreements or accounts, other
                                          agreements with respect to third
                                          party payments or other support,
                                          cash deposits or other
                                          arrangements.  Unless otherwise
                                          specified in the related Prospectus
                                          Supplement, any form of credit or
                                          cash flow enhancement will have
                                          certain limitations and exclusions
                                          from coverage thereunder, which
                                          will be described in the related
                                          Prospectus Supplement.

  Reserve Account . . . . . . . . . .     If specified in the related
                                          Prospectus Supplement, a Reserve
                                          Account will be created for a Trust
                                          with an initial deposit by the
                                          Seller of cash or certain
                                          investments having a value equal to
                                          the amount specified in the related
                                          Prospectus Supplement. To the
                                          extent specified in the related
                                          Prospectus Supplement, funds in the
                                          Reserve Account will thereafter be
                                          supplemented by the deposit of
                                          amounts remaining on Distribution
                                          any Date after making all other
                                          distributions required on such date
                                          and any amounts deposited from time
                                          to time from the Pre-Funding
                                          Account in connection with a
                                          purchase of Subsequent Receivables.
                                          Amounts in the Reserve Account will
                                          be available to cover shortfalls in
                                          amounts due to the holders of those
                                          classes of Certificates specified
                                          in the related Prospectus
                                          Supplement in the manner and under
                                          the circumstances specified
                                          therein.  The related Prospectus
                                          Supplement will also specify to
                                          whom and the manner and
                                          circumstances under which amounts
                                          on deposit in the Reserve Account
                                          (after giving effect to all other
                                          required distributions to be made
                                          by the applicable Trust) in excess
                                          of the Specified Reserve Account
                                          Balance (as defined in the related
                                          Prospectus Supplement) will be
                                          distributed.

  Pooling and Servicing Agreement . .     With respect to each Trust, the
                                          Seller will sell the related
                                          Receivables to such Trust pursuant
                                          to a Pooling and Servicing
                                          Agreement.  The Servicer will agree
                                          with such Trust to be responsible
                                          for servicing, managing,
                                          maintaining custody of and making
                                          collections on the Receivables.

                                          Unless otherwise specified in the
                                          related Prospectus Supplement, the
                                          Servicer will advance scheduled
                                          payments under each Precomputed
                                          Receivable which shall not have
                                          been timely made (a "Precomputed
                                          Advance"), to the extent that the
                                          Servicer, in its sole discretion,
                                          expects to recoup the Precomputed
                                          Advance from subsequent payments on
                                          or with respect to such Receivable
                                          or from other Precomputed
                                          Receivables.  With respect to
                                          Simple Interest Receivables, the
                                          Servicer shall advance any interest
                                          shortfall (a "Simple Interest
                                          Advance" and, together with a
                                          Precomputed Advance, an "Advance").
                                          The Servicer shall be entitled to
                                          reimbursement of Advances from
                                          subsequent payments on or with
                                          respect to the Receivables to the
                                          extent described herein and in the
                                          related Prospectus Supplement.

                                          Unless otherwise provided in the
                                          related Prospectus Supplement, the
                                          Seller will be obligated to
                                          repurchase any Receivable if the
                                          interest of the applicable Trust in
                                          such Receivable is materially
                                          adversely affected by a breach of
                                          any representation or warranty made
                                          by the Seller with respect to the
                                          Receivable, if the breach has not
                                          been cured following the discovery
                                          by or notice to the Seller of the
                                          breach.  The Seller's obligation to
                                          make such repurchase is contingent
                                          upon the related Originator's
                                          repurchase of such Receivable from
                                          the Seller on account of such
                                          breach.

                                          Unless otherwise provided in the
                                          related Prospectus Supplement, the
                                          Servicer will be obligated to
                                          purchase or make Advances with
                                          respect to any Receivable if, among
                                          other things, it extends the date
                                          for final payment by the Obligor of
                                          such Receivable beyond the
                                          applicable Final Scheduled Maturity
                                          Date (as defined in the related
                                          Prospectus Supplement, the "Final
                                          Scheduled Maturity Date"), changes
                                          the annual percentage rate ("APR")
                                          or amount of a scheduled payment of
                                          such Receivable or fails to
                                          maintain a perfected security
                                          interest in the related Financed
                                          Vehicle.

                                          Unless otherwise specified in the
                                          related Prospectus Supplement, the
                                          Servicer will be entitled to
                                          receive a fee for servicing the
                                          Receivables of each Trust equal to
                                          a specified percentage of the
                                          aggregate principal balance of the
                                          related Receivables Pool, as set
                                          forth in the related Prospectus
                                          Supplement, plus certain late fees,
                                          prepayment charges and other
                                          administrative fees or similar
                                          charges. See "Description of the
                                          Pooling and Servicing Agreement --
                                          Servicing Compensation and Payment
                                          of Expenses" herein and in the
                                          related Prospectus Supplement.

  Certain Legal Aspects of the
  Receivables; Repurchase
  Obligations . . . . . . . . . . . .     In connection with the sale of
                                          Receivables to a Trust, security
                                          interests in the Financed Vehicles
                                          securing such Receivables will be
                                          assigned by the related Originator
                                          to the Seller and by the Seller to
                                          such Trust.  Due to administrative
                                          burden and expense, the
                                          certificates of title to the
                                          Financed Vehicles will not be
                                          amended to reflect either such
                                          assignment.  In the absence of such
                                          an amendment, such Trust may not
                                          have a perfected security interest
                                          in the Financed Vehicles securing
                                          the Receivables in some states.
                                          Unless otherwise specified in the
                                          related Prospectus Supplement, the
                                          Seller will be obligated to
                                          repurchase any Receivable as to
                                          which a first perfected security
                                          interest in the name of the related
                                          Originator in the related Financed
                                          Vehicle shall not exist as of the
                                          date such Receivable is purchased
                                          by a Trust, if such breach shall
                                          materially adversely affect the
                                          interest of such Trust in such
                                          Receivable and if such failure
                                          shall not have been cured by the
                                          last day of the second (or, if the
                                          Seller elects, the first) month
                                          following the discovery by or
                                          notice to the Seller of such
                                          failure.  The Seller's obligation
                                          to make such repurchase is
                                          contingent upon the related
                                          Originator performing its
                                          obligation to repurchase such
                                          Receivable from the Seller on
                                          account of such failure.  If such
                                          Trust does not have a perfected
                                          security interest in a Financed
                                          Vehicle, its ability to realize on
                                          such Financed Vehicle in the event
                                          of a default may be adversely
                                          affected.  To the extent the
                                          security interest is perfected,
                                          such Trust will have a prior claim
                                          over subsequent purchasers of such
                                          Financed Vehicle and holders of
                                          subsequently perfected security
                                          interests.  However, as against
                                          liens for repairs of Financed
                                          Vehicles or for taxes unpaid by an
                                          Obligor under a Receivable, or
                                          because of fraud or negligence,
                                          such Trust could lose the priority
                                          of its security interest or its
                                          security interest in Financed
                                          Vehicles.  None of the Seller, any
                                          Originator or the Servicer will
                                          have any obligation to repurchase a
                                          Receivable as to which any of the
                                          aforementioned occurrences result
                                          in a Trust's losing the priority of
                                          its security interest or its
                                          security interest in the related
                                          Financed Vehicle after the Closing
                                          Date.

                                          Federal and state consumer
                                          protection laws impose requirements
                                          upon creditors in connection with
                                          extensions of credit and
                                          collections of retail installment
                                          loans, and certain of these laws
                                          make an assignee of such a loan
                                          liable to the obligor thereon for
                                          any violation by the lender.
                                          Unless otherwise specified in the
                                          related Prospectus Supplement, the
                                          Seller will be obligated to
                                          repurchase any Receivable which
                                          fails to comply with such
                                          requirements.  The Seller's
                                          obligation to make such repurchase
                                          is contingent upon the related
                                          Originator performing its
                                          obligation to repurchase such
                                          Receivable from the Seller on
                                          account of such failure.

  Tax Status  . . . . . . . . . . . .     Except as otherwise provided in the
                                          Prospectus Supplement, upon the
                                          issuance of the related series of
                                          Certificates, Tax Counsel to such
                                          Trust will deliver an opinion to
                                          the effect that such Trust will be
                                          treated as a grantor trust for
                                          federal income tax purposes and
                                          will not be subject to federal
                                          income tax.

  ERISA Considerations  . . . . . . .     Subject to the considerations
                                          discussed under "ERISA
                                          Considerations" herein and in the
                                          related Prospectus Supplement, and
                                          unless otherwise specified therein,
                                          any Certificates that are not
                                          subordinated to any other class of
                                          Certificates are eligible for
                                          purchase by employee benefit plans.

                                          Unless otherwise specified in the
                                          related Prospectus Supplement, the
                                          Certificates of any series that are
                                          subordinated to any other
                                          Certificates of that series may not
                                          be acquired by any employee benefit
                                          plan subject to the Employee
                                          Retirement Income Security Act of
                                          1974, as amended ("ERISA"), or by
                                          any individual retirement account.
                                          See "ERISA Considerations" herein
                                          and in the related Prospectus
                                          Supplement.

                            SPECIAL CONSIDERATIONS

    CERTAIN LEGAL ASPECTS -- SECURITY INTERESTS IN FINANCED VEHICLES. In connection with the sale of Receivables to a Trust, security interests in the Financed Vehicles securing such Receivables will be assigned by the Originators to the Seller and by the Seller to such Trust simultaneously with the sale of such Receivables to such Trust. Due to administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment to the Trust. In the absence of such an amendment, such Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. Unless otherwise provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable sold to such Trust as to which a perfected security interest in the name of the Seller in the Financed Vehicle securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, if such failure shall materially adversely affect the interest of such Trust in such Receivable and if such failure shall not have been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of such breach. The Seller's obligation to make such repurchase is contingent upon the related Originator performing its obligation to repurchase such Receivable from the Seller on account of such failure. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle. None of the Seller, the Servicer or any Originator will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to such Trust.

    Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan (such as such Trust) liable to the obligor thereon for any violation by the lender. The application of such laws could render a Receivable unenforceable or otherwise uncollectible or result in liability to a Trust. Unless otherwise specified in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable which fails to comply with such requirements. The Seller's obligation to make such repurchase is contingent upon the related Originator performing its obligation to repurchase such Receivable from the Seller on account of such failure.

    CERTAIN LEGAL ASPECTS -- INSOLVENCY CONSIDERATIONS. The Originators. Each Originator intends that the transfer of the Receivables by it to the Seller constitutes a sale and, accordingly, that the Receivables will not be a part of the assets of such Originator in the event of the appointment of a conservator or receiver of such Originator and will not be available to creditors of such Originator. However, in the event of an insolvency of an Originator, it is possible that a conservator or receiver for, or a creditor of, such Originator may argue that the transaction between such Originator and the Seller was a pledge of the Receivables in connection with a borrowing by such Originator rather than a true sale or that the Seller should be consolidated with such Originator. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

    The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") significantly expanded the powers of the Federal Deposit Insurance Corporation ("FDIC") as a conservator or receiver of insolvent depository institutions. To the extent that an Originator has granted a first priority perfected security interest in the Receivables to the Seller, and the interest is validly perfected by the Seller and by the Trust as the Seller's assignee and was not taken in contemplation of insolvency or with the intent to hinder delay or defraud such Originator's creditors, that security interest should not be subject to avoidance by the FDIC as conservator or receiver of such Originator. If, however, the FDIC were to take a contrary position, such as by requiring the Trustee to establish its rights in the Receivables by submitting to and complying with the administrative claims procedure established under FIRREA, delays in payments on the Certificates and possible reductions in the amounts of those payments could occur. In addition, under FIRREA, the FDIC may disaffirm or repudiate any contract to which an insolvent depository institution is a party, the performance of which is determined to be burdensome, and the disaffirmance of which is determined to promote the orderly administration of such institution's affairs. If the FDIC were to successfully contend that the transfer of the Receivables evidences a secured borrowing and that it has the power to repudiate such borrowing, the effect of such repudiation could be to accelerate the maturity of the Certificates. In the event of such acceleration, the amount paid on the Certificates would depend, among other things, on the amount which could be realized from the sale or other disposition of the Receivables at such time. Although the Pooling and Servicing Agreement provides for the replacement of the Servicer as servicer of the Receivables in the event of the appointment of a conservator or receiver of the Servicer, the FDIC as conservator or receiver may enforce most types of contracts, including the Pooling and Servicing Agreement, pursuant to their terms, notwithstanding any such provision. The FDIC, as conservator or receiver, may also transfer to a new obligor an insolvent depository institution's assets and liabilities (including, in the event that the transfer of the Receivables were deemed to evidence a secured borrowing, the Receivables and the liability evidenced by the borrowing) without the approval of the institution's creditors (including, in the event the transfer of the Receivables were deemed to evidence a secured borrowing, the Seller or the Trust, as assignee of the Seller).

    The Seller. The Seller intends that the sale of the Receivables by the Seller to each Trust is a valid sale of the Receivables to such Trust. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case under Title 11 of the United States Code (the "Bankruptcy Code") (or if the Seller's parent, U.S. Bancorp, were to become a debtor in a bankruptcy case under the Bankruptcy Code and the assets of the Seller were consolidated with those of U.S. Bancorp) and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to such Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Certificateholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of a Receivable to such Trust may have priority over such Trust's interest in such Receivable. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

    General.  In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th
Cir. 1993), the U.S. Court of Appeals for the Tenth Circuit determined that "accounts," a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of the Seller, however, even if the transfer of Receivables to the Trust were treated as a sale, the Receivables would be part of the Seller's bankruptcy estate and would be subject to claims of certain creditors, and delays and reductions in payments to the Certificateholders could result.

    TRUST'S RELATIONSHIP TO THE SELLER AND ITS AFFILIATES; LACK OF RECOURSE TO ORIGINATORS, THE SELLER AND ITS AFFILIATES. None of U.S. Bancorp, U.S. Bank, any of the Originators or any of their affiliates is generally obligated to make any payments in respect of the Certificates or the Receivables of the related Trust. However, in connection with the sale of Receivables by the Seller to a Trust, the Seller will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Seller may be required to repurchase Receivables with respect to which such representations and warranties have been breached. The Seller's obligation to make such repurchase is contingent upon the related Originator performing its obligation to repurchase such Receivable from the Seller. See "Description of the Pooling and Servicing Agreement -- Sale and Assignment of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Pooling and Servicing Agreement -- Servicing Procedures". Moreover, if U.S. Bank were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Certificateholders.

    SUBORDINATION; LIMITED ASSETS. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due one or more other classes of Certificates of such series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account and any other credit or cash flow enhancement. The Certificates of any series will represent interests solely in the related Trust and will not be insured or guaranteed by any Originator, the Seller, any of their affiliates, the applicable Trustee or any other person or entity. Consequently, holders of the Certificates of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Reserve Account (if any) and any other credit or cash flow enhancement, all as specified in the related Prospectus Supplement.

    REGIONAL ECONOMIC CONDITIONS. Economic conditions in the states where the Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. Unless otherwise specified in the related Prospectus Supplement, all of the Receivables have been, or will be, originated or acquired by the Seller in the States of Oregon, Washington, California, Idaho, Utah and Nevada. Consequently, the rate of payments and defaults with respect to the Receivables owned by a Trust will be sensitive to economic and social conditions in the northwestern United States and in the States of Oregon, Washington, California, Idaho, Utah and Nevada in particular.

    MATURITY AND PREPAYMENT CONSIDERATIONS. All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Originator. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables pursuant to a Pooling and Servicing Agreement as a result of breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Pooling and Servicing Agreement -- Sale and Assignment of Receivables". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Certificateholders of the related series of Certificates.
See also "Description of the Pooling and Servicing Agreement -- Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool.

    RISK OF COMMINGLING. With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that U.S. Bank satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") affirm their ratings of the related Certificates at the initial level, then for so long as U.S. Bank is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date. The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Certificateholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

    BOOK-ENTRY REGISTRATION. Unless otherwise specified in the related Prospectus Supplement, each class of Certificates of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for the Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Certificates of such series or their nominees. Because of this, unless and until Definitive Certificates for such series are issued, holders of such Certificates will not be recognized by the Trustee as "Certificateholders" (as such terms is used herein or in the related Pooling and Servicing Agreement). Hence, until Definitive Certificates are issued, holders of such Certificates will only be able to exercise the rights of Certificateholders indirectly through DTC and its participating organizations. See "Description of the Certificates --
Book-Entry Registration" and "-- Definitive Certificates".

                                  THE TRUSTS

    With respect to each series of Certificates, the Seller will establish a separate Trust pursuant to the respective Pooling and Servicing Agreement for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of motor vehicle retail installment sales contracts between the respective dealers (the "Dealers") and purchasers (the "Obligors") of new and used automobiles or light duty trucks and all payments due thereunder on and after the applicable cutoff date (as such term is defined in the related Prospectus Supplement, a "Cutoff Date") in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cutoff Date in the case of Simple Interest Receivables. The Receivables of each Receivables Pool were or will be originated by the Dealers and purchased by the Originators, directly or indirectly, pursuant to agreements with Dealers ("Dealer Agreements"). Such Receivables will continue to be serviced by the Servicer and evidence indirect financing made available by the Originators to the Obligors. On or prior to the applicable Closing Date, the Originators will sell the Receivables to the Seller. On the applicable Closing Date, the Seller will sell the Initial Receivables of the applicable Receivables Pool to the Trust to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement;
(ii) security interests in the Financed Vehicles and any other interest of the Seller in such Financed Vehicles; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be;
(iv) the interest of the Seller in any proceeds from recourse, if any, to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and (vi) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, the right to receive funds from a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee for the benefit of holders of the related Certificates. Additionally, pursuant to the Dealer Agreements, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.

    The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each Trust. In the absence of such an amendment, a Trust may not have a perfected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables" and "Description of the Pooling and Servicing Agreement -- Sale and Assignment of Receivables".

    If the protection provided to any Certificateholders of a series by the subordination, if any, of any other class of Certificates, by the Reserve Account, if any, or by any other credit enhancement for such series is insufficient, such Certificateholders would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Certificates of such series. See "Description of the Pooling and Servicing Agreement -- Distributions", "-- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

    The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

THE TRUSTEE

    The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Certificates is limited solely to the express obligations of such Trustee set forth in the related Pooling and Servicing Agreement. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Servicer in respect of a Trust may remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                            THE RECEIVABLES POOLS

GENERAL

    The Receivables in each Receivables Pool are and will be installment sales contracts ("Motor Vehicle Loans") that have been or will be originated by a Dealer and purchased by an Originator pursuant to a Dealer Agreement between the Originator and the Dealer. Receivables held by any Originator may have been originated by other Originators. In addition, to the extent described in any Prospectus Supplement, the related Receivables Pool may include Receivables acquired by an Originator through acquisitions. Receivables of an Originator will be transferred to the Seller pursuant to a Receivables Purchase Agreement for sale by the Seller to the applicable Trust.

    The Receivables to be held by each Trust will be selected from the portfolio of each Originator for inclusion in a Receivables Pool by several criteria, including that each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) is a Simple Interest or Precomputed Receivable and (iv) as of the Cutoff Date (a) had an outstanding principal balance of at least the amount set forth in the related Prospectus Supplement, (b) was not more than 30 days (or such other number of days specified in the related Prospectus Supplement) past due, (c) had a remaining number of scheduled payments not more than the number set forth in the related Prospectus Supplement, (d) had an original number of scheduled payments not more than the number set forth in the related Prospectus Supplement and (e) had a Contract Rate of not less than the rate per annum set forth in the related Prospectus Supplement. No selection procedures believed by the Originator to be adverse to the Certificateholders of any series were or will be used in selecting the related Receivables. All terms of the retail motor vehicle installment sales contracts constituting such Receivables which are material to investors are described herein or in the related Prospectus Supplement.

    "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. Each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance and unpaid accrued interest. If a Receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment.

    "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's".

    Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the geographic distribution and distribution by Contract Rate and the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

SUBSEQUENT RECEIVABLES

    Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. Each Prospectus Supplement will describe the effects that including such Subsequent Receivables may have on the Receivables Pool included in the Trust Property of each Trust issuing Certificates.

UNDERWRITING

    The Receivables have been or will be originated or acquired by the applicable Originator in accordance with such Originator's underwriting standards, which standards are based upon the vehicle buyer's ability to repay the obligation as well as the value of the vehicle being financed.
Each Originator's underwriting standards also require physical damage insurance to be maintained on each Financed Vehicle. The motor vehicle lending, underwriting and servicing operations of the Originators are subject to the application of uniform written underwriting and servicing guidelines (the "Guidelines"). The Guidelines are not a fixed set of criteria which are required to be met by all Motor Vehicle Loans and are not intended to replace the judgment of the credit underwriter in reviewing a loan application. The Guidelines described herein are the Guidelines in their current form. The Guidelines have evolved over time. Consequently, Receivables have been originated under previous versions of the Guidelines, which differ in various ways from the current form described herein.

    Applicants are required to complete an application which generally includes such information as the applicant's income, employment history and other general information. The application is reviewed for completeness and compliance with the Guidelines.

    All applications for Motor Vehicle Loans are analyzed using a combination of empirical and subjective judgments based upon the Guidelines. Upon receipt of an application, a credit bureau report on the applicant is ordered. Based on information provided in the application and credit bureau reports, the underwriter evaluates the relationships among the applicant's income, debt and expenses, including debt and expenses related to the proposed Motor Vehicle Loan. The credit underwriter then reviews the data for stability in employment and residence, other banking relationships with its Originators and creditworthiness based on historical information. Finally, the manufacturer's invoice price or average retail value reported in the National Automotive Dealers Association's Used Car Guide or Kelly Blue Book, as applicable, is verified for the vehicles and an evaluation is made of the collateral and the applicant's ability to repay.

    Under the Guidelines, an Originator generally will (i) require the applicant's ratio of aggregate debt service to gross monthly income not to exceed 50% and (ii) not finance more than 120% of the manufacturer's invoice price, in the case of new vehicles, and 120% of the average retail value (determined as described in the preceding paragraph), in the case of used vehicles, plus related amounts financed in connection therewith, if any, such as taxes, insurance and extended warranties. Motor Vehicle Loans which do not conform to the Guidelines generally require approval by a more senior credit underwriting employee than Motor Vehicle Loans which conform to the Guidelines.

    Neither the Servicer nor any Originator monitors the value of the Financed Vehicle in the ordinary course of business after a Motor Vehicle Loan is originated and, consequently, there is no required relationship between the outstanding principal balance of any Motor Vehicle Loan included in a Trust and the value of the Financed Vehicle securing such Motor Vehicle Loan.

SERVICING AND COLLECTIONS

    The Consumer Loan Servicer Center ("CLSC"), a division of U.S. Bank, services all of the Motor Vehicle Loans. The servicing functions include customer service, document file keeping, Motor Vehicle Loan record keeping, vehicle title processing and collections. CLSC's servicing policies and practices may change from time to time in accordance with the Originators' and CLSC's business judgment.

    Servicing of Motor Vehicle Loans, including payment processing, collateral monitoring, and maintenance of computer systems, is conducted by CLSC from (Beaverton, Oregon). Collections are handled centrally from CLSC's headquarters in Beaverton, Oregon. All obligors on Motor Vehicle Loans are given coupon books or set up on automated debiting arrangements to remit their scheduled payments. The use of coupon books aids in the efficient and timely processing of payments through CLSC's operations and systems.
Payments on the Motor Vehicle Loans are generally received by CLSC through lock box accounts, designated post office boxes, direct debit to bank accounts, and customer service centers.

    If a Motor Vehicle Loan becomes delinquent, it is transferred from the consumer loan system to the collection system, each operated by CLSC. The collection system utilizes behavioral scoring methodology to assess the risk of loss and to establish a collection strategy. The strategy addresses the optimal timing and method for written and verbal communications with the delinquent obligor.

    Generally, accounts that remain delinquent for 120 days, or are otherwise recognized by CLSC's collections personnel as having a serious delinquency problem, are considered for liquidation. To minimize losses on liquidation, CLSC has a dedicated unit established to manage the liquidation of collateral effectively. This group principally contracts with outside agencies to acquire the collateral and transport it to a selected wholesale auction.

    Deficiencies remaining after liquidation may be pursued by CLSC on behalf of the applicable Originator in various ways, including settlement and payment arrangements, litigation, post-judgment initiatives and collection agency referrals. Generally, if a Financed Vehicle has been repossessed, the Motor Vehicle Loan is charged off 180 days after repossession or when repossession proceeds have been received, whichever is earlier. If a Financed Vehicle has not been repossessed, the Motor Vehicle Loan is generally charged off when the loan is 120 days delinquent.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    Certain information concerning the Originators' experience with respect to their portfolio of Motor Vehicle Loans (including previously sold contracts which an Originator continues to service, (but not including retail motor vehicle installment sales contracts purchased by any of the Originators under certain special financing programs)) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

PHYSICAL DAMAGE INSURANCE

    The Originators and CLSC discontinued force placing physical damage insurance on uninsured accounts effective (April, 1995). Although CLSC continues to require Dealers to submit an Agreement to Provide Accidental Physical Damage Insurance form with each contract, thus confirming insurance on the Financed Vehicle at the inception of each Motor Vehicle Loan, it no longer tracks the continued maintenance of insurance after that date.

                  WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

    The weighted average life of the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased by the Seller or the Servicer for administrative reasons.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables from a Trust pursuant to the related Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Pooling and Servicing Agreement as a result of breaches of certain covenants. In the case of any Certificate purchased at a discount to its principal amount, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of a Certificate purchased at a premium to its principal amount, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield. See "Description of the Pooling and Servicing
Agreement -- Sale and Assignment of Receivables" and "-- Servicing Procedures". See also "Description of the Pooling and Servicing Agreement -- Termination" regarding the Servicer's option to purchase the Receivables from a given Trust. No prediction can be made as to the rate of prepayment that the Receivables will experience.

    In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Certificates of a given series on each Distribution Date, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the related Certificateholders. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Certificates.

                     POOL FACTORS AND TRADING INFORMATION

    The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions of the Certificate Balance of the applicable class of Certificates. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

    Unless otherwise provided in the related Prospectus Supplement with respect to a Trust, the Certificateholders will receive reports on or about each Distribution Date concerning amounts being distributed on such Distribution Date and, with respect to the Collection Period immediately preceding such Distribution Date, payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), the Certificate Pool Factor and various other items of information. In addition, Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Certificates -- Reports to Certificateholders".

                               USE OF PROCEEDS

    Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Certificates of a given series will be applied by the applicable Trust (i) to the purchase of the Receivables from the Seller, (ii) to make the initial deposit into the Reserve Account, if any, and (iii) to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any. Unless otherwise specified in the related Prospectus Supplement, the Seller will use that portion of such net proceeds paid to it with respect to any such Trust to purchase Receivables from Originators and for general corporate purposes.

                                  THE SELLER

    The Seller is a wholly-owned subsidiary of U.S. Bancorp, a regional multi-bank holding company incorporated under the laws of the State of Oregon and registered under the Bank Holding Company Act of 1956, as amended. The Seller was incorporated in the State of Oregon on March 14, 1997. The principal executive offices of the Seller are located at 111 S.W. Fifth Avenue, Portland, Oregon 97204 (telephone (503) 731-1812).

                                 THE SERVICER

    United States National Bank of Oregon, a national banking association, is a wholly-owned subsidiary of U.S. Bancorp. U.S. Bank is engaged in banking and related activities, including providing indirect financing of motor vehicles. The principal executive offices of U.S. Bank are located at 111 S.W. Fifth Avenue, 31st Floor, Portland, Oregon 97204, and its telephone number is (503) 275-6111.

                               THE ORIGINATORS

    The Originators will include one or more of the principal banking subsidiaries of U.S. Bancorp, which, at December 31, 1996, were United States National Bank of Oregon, U.S. Bank of Washington, National Association, U.S. Bank of Idaho, U.S. Bank of California, U.S. Bank of Nevada, and U.S. Bank of Utah, and may include others of its banking subsidiaries (collectively, the "banking subsidiaries"). It is anticipated that the banking subsidiaries will be merged into U.S. Bank beginning in June 1997 as permitted by the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994. The Originators of the Receivables to be owned by a Trust will be specified in the related Prospectus Supplement.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

    With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Pooling and Servicing Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Pooling and Servicing Agreement.

    Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be represented by one or more Certificates registered in the name of DTC's Nominee, except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Certificates will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Seller. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates".

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

    The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to
(i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series may be subordinate to payments in respect of one or more other classes of Certificates of such series as more fully described in the related Prospectus Supplement.

    In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

    Holders of the Certificates may hold through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems (the "Participants"), or indirectly through organizations that are participants in such systems. Cedel and Euroclear will hold omnibus positions in the Certificates on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between Cedel
Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.
Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

    Unless otherwise specified in the related Prospectus Supplement, Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal and interest from the related Trustee through Participants. Under a book-entry format, Certificateholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Certificateholders. It is anticipated that the only "Certificateholder" will be DTC's nominee. Certificateholders will not be recognized by the Trustee as Certificateholders as such term is used in each Pooling and Servicing Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Certificates among Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess Certificates, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the related Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Servicer would seek an alternative depository (if available) or cause the issuance of Definitive Certificates to the owners thereof or their nominees in the manner described below under "-- Definitive
Certificates".

    Except as required by law, neither the Servicer nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Certificates of any series held by DTC's Nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

    If so specified in the related Prospectus Supplement, the Certificates of a series will be issued in fully registered, certificated form (the "Definitive Certificates") to Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and such Trustee is unable to locate a qualified successor, (ii) the Trustee, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default with respect to such Certificates, holders representing at least a majority of the outstanding principal amount of the Certificates of such series advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Certificates is no longer in the best interest of the holders of such Certificates.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all applicable Certificateholders of a given series through Participants of the availability of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the corresponding Certificates and receipt of instructions for re-registration, the Trustee will reissue such Certificates as Definitive Certificates to such Certificateholders.

    Distributions of principal of, and interest on, such Definitive Certificates will thereafter be made by the Trustee in accordance with the procedures set forth in the related Pooling and Servicing Agreement directly to holders of Definitive Certificates in whose names the Definitive Certificates were registered at the close of business on the applicable Record Date specified for such Certificates in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of such Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

    Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or of a registrar named in a notice delivered to holders of Definitive Certificates. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF CERTIFICATEHOLDERS

    Unless otherwise specified in the related Prospectus Supplement, with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Pooling and Servicing Agreement or under such Certificates.

REPORTS TO CERTIFICATEHOLDERS

    With respect to each series of Certificates, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders that will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

        (i) the amount of the distribution allocable to the Certificate Balance of each class of Certificates of such Series;

       (ii) the amount of the distribution allocable to interest on or with respect to each class of Certificates of such series;

      (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

       (iv) the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

        (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

       (vi) the Pass Through Rate for the next period for any class of Certificates of such series with variable or adjustable rates;

      (vii) the amount of the aggregate realized losses, if any, for the preceding Collection Period;

     (viii) the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Certificates, and the change in such amounts from the preceding statement;

       (ix) the aggregate Purchase Amounts for receivables, if any, that were repurchased in such Collection Period;

        (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

       (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

      (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Certificates of such series.

    Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial Certificate Balance of such Certificates, as applicable.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Trustee will mail to each person who at any time during such calendar year has been a Certificateholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Certificateholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

    The following summary describes certain terms of each Pooling and Servicing Agreement pursuant to which a Trust will be created, Receivables will be purchased from the Seller, the Servicer will agree to service such Receivables and Certificates will be issued. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Pooling and Servicing Agreement.

SALE AND ASSIGNMENT OF RECEIVABLES

    On or prior to the closing date (the "Closing Date") specified in the Prospectus Supplement for a Trust, the Originators specified in such Prospectus Supplement will transfer and assign, without recourse, to the Seller their respective entire interests in the related Initial Receivables and their security interests in the related Financed Vehicles pursuant to a receivables purchase agreement (a "Receivables Purchase Agreement"). On or prior to such Closing Date, the Seller will transfer and assign to the applicable Trustee, without recourse, pursuant to a Pooling and Servicing Agreement its entire interest in such Initial Receivables, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement (a "Schedule of Receivables"). The Trustee will, concurrently with such transfer and assignment, execute and deliver the related Certificates. The Trustee will not verify the existence of the Receivables or review the Receivables files. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates of a series will be applied to the purchase of the related Receivables from the Seller and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

    In each Receivables Purchase Agreement the related Originator will represent and warrant to the Seller and, in each Pooling and Servicing Agreement, the Seller will represent and warrant to the applicable Trust, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects; (ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the Seller's normal requirements; (iii) as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of the Seller in the Financed Vehicle;
(v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

    Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Trust in any Receivable, the Seller, unless the breach is cured, will repurchase such Receivable from such Trust at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to the last day of the month of repurchase (the "Purchase Amount"). The repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee in respect of such Trust for any such uncured breach. The Seller's obligation to make such purchase is contingent upon the related Originator performing its corresponding obligation to purchase such Receivable from the Seller.

    Pursuant to each Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related motor vehicle retail installment sale contracts and any other documents relating to the Receivables. The Seller's and the Originators' accounting records and computer systems will reflect the sale and assignment of the related Receivables to the applicable Trust, and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the related Trust. If through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust.

ACCOUNTS

    The Servicer will establish and maintain with the related Trustee one or more accounts, in the name of the Trustee on behalf of the related Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account").

    If so provided in the related Prospectus Supplement, the Servicer will establish for each series an additional account (the "Payahead Account"), in the name of the related Trustee, into which, to the extent required by the Pooling and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Certificateholders. The Payahead Account will initially be maintained with the applicable Trustee.

    Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

    For any series of Certificates, funds in the Collection Account, the Certificate Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Certificates as being consistent with the rating of such Certificates and may include motor vehicle retail sale contracts. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Certificateholders could result, which could, in turn, increase the average life of the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Distribution Date and shall be treated as collections of interest on the related Receivables.

    The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

    The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sale contracts it services for itself or others. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of the related Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the Financed Vehicle securing the respective Receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

COLLECTIONS

    With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) U.S. Bank (or its successor) is the Servicer, (ii) there exists no Servicer Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Certificateholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

    Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, unless otherwise provided in the related Prospectus Supplement, generally such remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until such later Collection Period as the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full.

ADVANCES

    Unless otherwise provided in the related Prospectus Supplement, to the extent the collections of interest and principal on a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Servicer will make a Precomputed Advance of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the respective Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

    Unless otherwise provided in the related Prospectus Supplement, on or before the business day prior to each applicable Distribution Date, the Servicer shall deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. As used herein, "Advances" means both Precomputed Advances and Simple Interest Advances.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of the Interest Distribution Amount. However, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Certificateholders of the given series.

    Unless otherwise provided in the related Prospectus Supplement with respect to a given Trust, the Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

    The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

DISTRIBUTIONS

    With respect to each series of Certificates, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of interest only) on each class of such Certificates entitled thereto will be made by the Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

    With respect to each Trust, on each Distribution Date, collections on the related Receivables will be transferred from the Collection
Account to the Certificate Distribution Account for distribution to Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Certificates of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of other classes of Certificates of such series.

CREDIT AND CASH FLOW ENHANCEMENT

    The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Certificates of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Certificates, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Certificates may cover one or more other classes of Certificates of the same series, and credit or cash flow enhancement for a series of Certificates may cover one or more other series of Certificates.

    The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Certificates is intended to enhance the likelihood of receipt by the Certificateholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Certificateholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Certificates will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Certificateholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Certificates, Certificateholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Certificateholders of other series of Certificates.

    Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Pooling and Servicing Agreement, the Seller will establish for a series or class of Certificates an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will not be part of the Trust but will be maintained with the related Trustee. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account
Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Certificates covered thereby or to the Seller.

NET DEPOSITS

    As an administrative convenience, unless the Servicer is required to remit collections daily (see "-- Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually.

STATEMENTS TO TRUSTEE AND TRUST

    Prior to each Distribution Date with respect to each series of Certificates, the Servicer will provide to the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Certificateholders of such series described under "Description of the Certificates -- Reports to Certificateholders".

EVIDENCE AS TO COMPLIANCE

    Each Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trustee, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

    Each Pooling and Servicing Agreement will also provide for delivery to the related Trustee, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Trustee notice of certain Servicer Defaults under the related Pooling and Servicing Agreement.

    Copies of such statements and certificates may be obtained by Certificateholders by a request in writing addressed to the Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

    Each Pooling and Servicing Agreement will provide that U.S. Bank may not resign from its obligations and duties as Servicer thereunder, except upon determination that U.S. Bank's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed U.S. Bank's servicing obligations and duties under such Pooling and Servicing Agreement.

    Each Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Certificateholders for taking any action or for refraining from taking any action pursuant to such Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstances specified in each Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by U.S. Bancorp, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Pooling and Servicing Agreement.

SERVICER DEFAULT

    Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Pooling and Servicing Agreement will consist of
(i) any failure by the Servicer to deliver to the Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the Trustee or (B) to the Servicer or the Seller, as the case may be, and to the Trustee by holders of Certificates of such series evidencing not less than 25% of such Certificate Balance; and (iii) the occurrence of an Insolvency Event with respect to the Servicer and the Seller. "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

    Unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Pooling and Servicing Agreement.

WAIVER OF PAST DEFAULTS

    Holders of Certificates of a series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

    Unless otherwise provided in the related Prospectus Supplement, a Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of the related Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of such Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee materially and adversely affect the interest of any such Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement may also be amended by the Seller, the Servicer and the related Trustee with the consent of the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Certificateholders or (ii) reduce the aforesaid percentage of the Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Certificates of such series.

TERMINATION

    With respect to each Trust, the obligations of the Servicer, the Seller and the related Trustee pursuant to the Pooling and Servicing Agreement will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Certificateholders of the related series of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement and (iii) the occurrence of either event described below.

    Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% (or such other percentage as is specified in the related Prospectus Supplement) or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

    If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Trustee will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder.

    As more fully described in the related Prospectus Supplement, the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN VEHICLES

    In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the automobiles and light duty trucks financed by the Seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, a security interest in automobiles and light duty trucks is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the Financed Vehicle's certificate of title.

    Each Originator takes all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect its security interest in the Financed Vehicle securing a retail installment sales contract purchased by it from a Dealer, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. Because the Servicer continues to service the contracts and loans, the Obligors on the contracts and loans will not be notified of the sales from an Originator to the Seller or from the Seller to the Trust, and no action will be taken to record the transfer of the security interest from an Originator to the Seller or from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

    Pursuant to the related Receivables Purchase Agreement, each Originator will assign to the Seller its interests in the Financed Vehicles securing the Receivables assigned by that Originator to the Seller and, with respect to each Trust, pursuant to the related Pooling and Servicing Agreement, the Seller will assign its interests in the Financed Vehicles securing the related Receivables to such Trust. However, because of the administrative burden and expense, none of the Originators, the Seller, the Servicer or the related Trustee will amend any certificate of title to identify either the Seller or such Trust as the new secured party on such certificate of title relating to a Financed Vehicle. U.S. Bank will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for such Trust pursuant to the related Pooling and Servicing Agreement. See "Description of the Pooling and Servicing Agreement--Sale and Assignment of Receivables".

    In most states, an assignment such as that under each Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party.
However, by not identifying a Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Originator or administrative error by state or local agencies, the notation of the Originator's lien on the certificates of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Seller failed to obtain from the applicable Originator or assign to the Trust a perfected security interest, the security interest of the Trust would be subordinate to, among others, the interests of subsequent purchasers of the Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of the Seller under the related Pooling and Servicing Agreement and of the related Originator under the related Receivables Purchase Agreement and would create an obligation of the Seller and such Originator to repurchase the related Receivable unless the breach were cured. See "Description of the Pooling and Servicing Agreement -- Sale and Assignment of Receivables" and "Special Considerations -- Certain Legal Aspects -- Security Interests in Financed Vehicles".

    Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Pooling and Servicing Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

    Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under each Pooling and Servicing Agreement, the Seller will represent to the related Trust that, as of the date the related Receivable is sold to such Trust, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee or the Certificateholders in respect of a Trust if such a lien arises or confiscation occurs.

REPOSSESSION

    In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

    Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

    The so-called "Holder-in-Due-Course" Rule of the Federal Trade
Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

    Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Pooling and Servicing Agreement -- Sale and Assignment of Receivables".

    Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

    Under each Pooling and Servicing Agreement, the Seller will warrant to the related Trust that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Seller under such Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Pooling and Servicing Agreement -- Sale and Assignment of Receivables".

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Certificateholders that are insurance companies, regulated investment companies or dealers in securities. The IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

    The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of special Federal tax counsel to each Trust specified in the related Prospectus Supplement ("Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Certificates and related terms, parties and documents applicable to such Trust.

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

    Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. Owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below.

    CHARACTERIZATION. Each Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

    Each Certificateholder will be required to report on its federal income tax return in accordance with such Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 of the Code, each Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income.
A Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

    PREMIUM. The price paid for a Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Certificate. The basis for such Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

    If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

    Although the tax treatment of stripped bonds is not entirely clear, based on guidance by the IRS, each purchaser of a Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations, and such income will be so treated in the Trustee's tax information reporting.

    ORIGINAL ISSUE DISCOUNT. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

    With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

    MARKET DISCOUNT. A Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Certificate will be considered to be zero if the amount allocable to the Certificate is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

    The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Certificate purchased at a discount or premium in the secondary market.

    A holder who acquired a Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    PREMIUM. To the extent a Certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than its stated redemption price at maturity of such Receivable, such Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. A Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

    ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

    SALE OR EXCHANGE OF A CERTIFICATE. Sale or exchange of a Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Certificate. Such adjusted basis generally will equal the seller's purchase price for the Certificate, increased by the OID included in the seller's gross income with respect to the Certificate, and reduced by principal payments on the Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Certificate has been owned for the long-term capital gain holding period (currently more than one year).

    Certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1), so that gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

    NON-U.S. PERSONS. Generally, to the extent that a Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

    As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

    FASIT LEGISLATION During 1996, President Clinton signed into law the "Small Business Job Protection Act of 1996" (the "Act"). The Act creates a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." Beginning in September of 1997, the Act generally enables certain arrangements similar to a trust that is treated as a partnership to elect to be treated as a FASIT. Under the Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and those securities would be treated as debt for federal income tax purposes. If so provided in the related Prospectus Supplement, the Pooling and Servicing Agreement will set forth certain conditions which, if satisfied, will permit the Seller to amend such Pooling and Servicing Agreement in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to such Pooling and Servicing Agreement as may be permitted by reason of the making of such an election. However, there can be no assurance that the Seller will or will not cause any permissible FASIT election to be made with respect to a Trust or amend the related Pooling and Servicing Agreement in connection with any election.
                                    * * *

    THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATE-HOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

    Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

    Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

    A plan fiduciary considering the purchase of Certificates of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES ISSUED BY TRUSTS

    Unless otherwise specified in the related Prospectus Supplement, the following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust.

    The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

    Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

        (1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

        (2) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

        (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

        (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

        (5) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Pooling and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

        (6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, any Underwriter, the Trustee, the Servicer, any obligor with respect to Receivables included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

    The Seller believes that the Exemption will apply to the acquisition and holding by Benefit Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Receivables included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.

                             PLAN OF DISTRIBUTION

    On the terms and conditions set forth in an underwriting agreement with respect to the Certificates of a series (the "Underwriting Agreement"), the Seller will agree to cause the related Trust to sell to the underwriters (the "Underwriters") named therein and in the related Prospectus Supplement, and each of such Underwriters will severally agree to purchase, the principal amount of each class of Certificates of such series set forth therein and in the related Prospectus Supplement.

    In each of the Underwriting Agreements with respect to any series of Certificates, the several Underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates described therein which are offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased.

    Each Prospectus Supplement will either (i) set forth the price at which each class of Certificates being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates or (ii) specify that the related Certificates, as the case may be, are to be resold by the Underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Certificates, such public offering prices and such concessions may be changed.

    Each Underwriting Agreement will provide that the Seller will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several
Underwriters may be required to make in respect thereof.

    Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such Underwriters or from an affiliate of the Seller.

    Pursuant to each Underwriting Agreement with respect to a given series of Certificates, the closing of the sale of any class of Certificates subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Certificates of that series.

    The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                LEGAL OPINIONS

    Certain legal matters relating to the Certificates of any series will be passed upon for the related Trust, the Servicer and the Seller by Miller, Nash, Wiener, Hager & Carlsen LLP, Portland, Oregon, and for the Underwriter for such series by Brown & Wood LLP, New York, New York. Certain federal income tax, Oregon tax and other matters will be passed upon for each Trust by Miller, Nash, Wiener, Hager & Carlsen LLP.



                                INDEX OF TERMS
Acturial Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . .
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Cedel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Cedel Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certificate Distribution Account  . . . . . . . . . . . . . . . . . . . .
Certificate Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . .
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Dealer Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Dealers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . . .
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
DTC's Nominee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Eligible Deposit Account  . . . . . . . . . . . . . . . . . . . . . . . .
Eligible Institution  . . . . . . . . . . . . . . . . . . . . . . . . . .
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . . .
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Euroclear Participant . . . . . . . . . . . . . . . . . . . . . . . . . .
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Final Scheduled Maturity Date   . . . . . . . . . . . . . . . . . . . . .
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . .
FTC Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . .
Initial Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . .
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . .
Initial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .
Investment Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . .
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Obligors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Payahead Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Payaheads . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Plan Assets Regulation  . . . . . . . . . . . . . . . . . . . . . . . . .
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . .
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . .
Precomputed Advance . . . . . . . . . . . . . . . . . . . . . . . . . . .
Precomputed Receivables . . . . . . . . . . . . . . . . . . . . . . . . .
Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . .
Purchase Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Receivables Purchase Agreement  . . . . . . . . . . . . . . . . . . . . .
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . .
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Schedule of Receivables . . . . . . . . . . . . . . . . . . . . . . . . .
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Servicer Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Simple Interest Advance . . . . . . . . . . . . . . . . . . . . . . . . .
Simple Interest Receivables . . . . . . . . . . . . . . . . . . . . . . .
Strip Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Subsequent Receivables  . . . . . . . . . . . . . . . . . . . . . . . . .
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . .
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .


    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION

THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.


                           ------------------------

                              TABLE OF CONTENTS
                                                                         PAGE

         ---
PROSPECTUS SUPPLEMENT
Reports to Certificateholders . . . . . . . . . . . . . . . . . . . . . .
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Special Considerations  . . . . . . . . . . . . . . . . . . . . . . . . .
The Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . .
Weighted Average Life of the Certificates . . . . . . . . . . . . . . . .
Description of the Certificates . . . . . . . . . . . . . . . . . . . . .
Description of the Pooling and Servicing
  Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . .
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . .
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

PROSPECTUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . .
Incorporation of Certain Documents by
  Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Special Considerations  . . . . . . . . . . . . . . . . . . . . . . . . .
The Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Receivables Pools . . . . . . . . . . . . . . . . . . . . . . . . . .
Weighted Average Life of the Certificates . . . . . . . . . . . . . . . .
Pool Factors and Trading Information  . . . . . . . . . . . . . . . . . .
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Description of the Certificates . . . . . . . . . . . . . . . . . . . . .
Description of the Pooling and Servicing
  Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Certain Legal Aspects of the Receivables  . . . . . . . . . . . . . . . .
Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . .
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . .


Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                  -----------------------------------------
                  -----------------------------------------
                  -----------------------------------------
                  -----------------------------------------
                  $----------------------------------------


                           U.S. BANCORP AUTO TRUST
                                   199__-__
                               $______________
                      ASSET BACKED CERTIFICATES, CLASS A

                               $______________
                  ____% ASSET BACKED CERTIFICATES, CLASS B

                  U.S. BANCORP AUTO RECEIVABLES CORPORATION
                                    SELLER
                         ---------------------------
                    UNITED STATES NATIONAL BANK OF OREGON
                                   SERVICER
                         ---------------------------
                            PROSPECTUS SUPPLEMENT
                         ---------------------------
                                (UNDERWRITER)
                           ------------------------
                            DATED _________, 199__
                      ---------------------------------
                      ---------------------------------

                                                                      ANNEX I


        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Certificates (the "Global Certificates") will be available only in book-entry form. Investors in the Global Certificates may hold such Global Certificates through any of DTC, CEDEL or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Certificates through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

    Non-U.S. holders (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Certificates through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER.  When
Global Certificates are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Certificates credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

    CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Certificates are credited to their accounts one day later.

    As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL
Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Certificates from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Certificates holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        EXEMPTION OF NON-U.S. PERSONS (FORM W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

        EXEMPTION FOR NON-U.S. PERSON WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Certificates or such owner's agent.

        EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Certificate or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

        The term "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

        This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Certificates.





                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

    Expenses in connection with the offering of the Securities being registered herein are estimated as follows:

    SEC registration fee  . . . . . . . . . . . . . . . . . . . . . .   $ 304
    Legal fees and expenses   . . . . . . . . . . . . . . . . . . . . .     $
    Accounting fees and expenses  . . . . . . . . . . . . . . . . . . .     $
    Blue sky fees and expenses  . . . . . . . . . . . . . . . . . . . .     $
    Rating agency fees  . . . . . . . . . . . . . . . . . . . . . . . . .   $
    Trustee's fees and expenses   . . . . . . . . . . . . . . . . . . . .   $
    Printing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $
    Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . .     $
        Total   . . . . . . . . . . . . . . . . . . . . . . . .    $
___________________
* All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $1,000,000 of Certificates registered hereby.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    U.S. Bancorp Auto Receivables Corporation (the "Registrant") has undertaken in its articles of incorporation and bylaws to indemnify, to the maximum extent permitted by the Oregon Business Corporation Act as from time to time amended, any currently acting or former director or officer of the Registrant against any and all liabilities incurred in connection with their services in such capacities.

ITEM 16.  EXHIBITS.

* 1.1   Form of Underwriting Agreement
* 3.1   Articles of Incorporation of the Registrant
* 3.2   Bylaws of the Registrant
* 4.1   Form  of   Pooling  and  Servicing   Agreement  (including   form  of
        Certificates)
* 5.1 Opinion of Miller, Nash, Wiener, Hager & Carlsen LLP with respect to legality
* 8.1 Opinion of Miller, Nash, Wiener, Hager & Carlsen LLP with respect to tax matters
*10.1   Form of Receivables Purchase Agreement
*23.1   Consent of  Miller, Nash, Wiener,  Hager &  Carlsen LLP (included  in
        Exhibit 5.1)
*23.2   Consent of  Miller, Nash, Wiener,  Hager &  Carlsen LLP (included  in
        Exhibit 8.1)
*24.1   Power of Attorney (included on Page II-3)
___________________
*  To be filed.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate,
represent  a  fundamental  change  in   the  information  set  forth  in  the
registration  statement.    Notwithstanding the  foregoing,  any  increase or
decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, the State of Oregon, on March 17, 1997.

                         U.S. BANCORP AUTO RECEIVABLES CORPORATION


                         By:  /s/ Thomas P. Ducharme
                            -----------------------------
                            Name:  Thomas P. Ducharme
                            Title: President


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dwight V. Board, Sheryl W. Dawson and Deborah B. Goldberg, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                              Title                     Date
---------			       -----			 -----

/s/ Thomas P. Ducharme   President and Director           March 17, 1997
----------------------   (Principal Executive Officer)
Thomas P. Ducharme

/s/ Steven P. Erwin      Chief Financial Officer          March 17, 1997
-----------------------   (Principal Financial Officer
Steven P. Erwin          and Principal Accounting Officer)

/s/ Dwayne Barney        Executive Vice President         March 17, 1997
-----------------------  and Director
L. Dwayne Barney Ph.D.

/s/ Harry L. White       Executive Vice President         March 17, 1997
-----------------------  and Director
Harry L. White, Ph.D.

/s/ P.K. Chatterjee      Director                         March 17, 1997
-----------------------
P.K. Chatterjee





                                           Registration No.(                )

=============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                            _____________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                            _____________________

                           U.S. BANCORP AUTO TRUSTS
                   (Issuer with respect to the Securities)


                  U.S. BANCORP AUTO RECEIVABLES CORPORATION
                   (Sponsor of the Trusts described herein)
            (Exact name of Registrant as specified in its charter)
                            _____________________


                                EXHIBIT VOLUME

=============================================================================
                                EXHIBIT INDEX


Exhibit      Description                                      Page
-------	     -----------				      ----
* 1.1   Form of Underwriting Agreement
* 3.1   Articles of Incorporation of the Registrant
* 3.2   Bylaws of the Registrant
* 4.1   Form of Pooling and Servicing Agreement
        (including form of Certificates)
* 5.1   Opinion of Miller, Nash, Wiener, Hager &
        Carlsen LLP with respect to legality
* 8.1   Opinion of Miller, Nash, Wiener, Hager &
        Carlsen LLP with respect to tax matters
*10.1   Form of Receivables Purchase Agreement
*23.1   Consent of Miller, Nash, Wiener, Hager &
        Carlsen LLP (included in Exhibit 5.1)
*23.2   Consent of Miller, Nash, Wiener, Hager &
        Carlsen LLP (included in Exhibit 8.1)
*24.1   Power of Attorney (included on Page II-3)



*  To be filed.